As filed with the Securities and Exchange Commission on January 31, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERICAN MIDSTREAM PARTNERS, LP

(Exact Name of Registrant as Specified in its Charter)

Delaware	27-0855785
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2103 CityWest Blvd., Bldg. 4, Suite 800 Houston, Texas 77042 (346) 241-3400	Christopher B. Dial 2103 CityWest Blvd., Bldg. 4, Suite 800 Houston, Texas 77042 (346) 241-3400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number including area code, of agent for service)

Copies To:

Hillary H. Holmes

Gibson, Dunn & Crutcher LLP

1221 McKinney Street, 37th Floor

Houston, Texas 77010

(346) 718-6600

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer, “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Units representing limited partner interests
Preferred Units representing limited partner interests
Partnership Securities representing limited partner interests
Total (1)(2)			$2,000,000,000(3)	$249,000(4)

(1)	There are being registered hereunder such presently indeterminate number of the securities of each identified class, which may be offered and sold, on a primary basis, in such amount as shall result in an aggregate offering price not to exceed $2,000,000,000.
(2)	The proposed maximum aggregate offering price for each class of securities to be registered is not specified pursuant to General Instruction II.D. of Form S-3.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, or the Securities Act. In no event will the aggregate initial offering price of all securities offered from time to time pursuant to this Registration Statement exceed $2,000,000,000.
(4)	Calculated in accordance with Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 31, 2018

PROSPECTUS

$2,000,000,000

AMERICAN MIDSTREAM PARTNERS, LP

Common Units Representing Limited Partner Interests

Preferred Units Representing Limited Partner Interests

Partnership Securities Representing Limited Partner Interests

We may offer and sell, in one or more offerings, from time to time up to $2.0 billion of our common units, preferred units and partnership securities representing limited partner interests in American Midstream Partners, LP. Our common units are listed for trading on the New York Stock Exchange under the symbol “AMID.”

We will provide information in the related prospectus supplement for the trading market, if any, for any preferred units and partnership securities that we may offer.

We will offer the securities in amounts and at prices and on terms to be determined by market conditions and other factors at the time of our offerings. This prospectus describes only the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will describe the specific manner in which we will offer the securities, and also may add, update or change information contained in this prospectus.

You should read this prospectus and the applicable prospectus supplement and the documents incorporated by reference herein and therein carefully before you invest in our securities. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

Investing in our securities involves a high degree of risk. Limited partnerships are inherently different from corporations. For a discussion of certain risk factors you should consider before deciding to purchase our securities, please see “Risk Factors,” beginning on page 8 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2018.

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any prospectus supplement, the documents we have incorporated by reference or any free writing prospectus that we have prepared. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus or any prospectus supplement, as well as the information we previously filed with the Securities and Exchange Commission that is incorporated by reference herein, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since these dates.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the “SEC”. Under the shelf registration process, we may sell up to $2,000,000,000 in total aggregate offering price of securities, as described in this prospectus, in one or more offerings.

This prospectus provides you with a general description of us and the securities offered under this prospectus. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. The prospectus supplement also may add to, update, or change the information contained in this prospectus. If there is any inconsistency between the information contained in this prospectus and any information incorporated by reference in this prospectus, on the one hand, and the information contained in any applicable prospectus supplement or incorporated by reference therein, on the other hand, you should rely on the information in the applicable prospectus supplement or incorporated by reference in the prospectus supplement. You should read carefully this prospectus, any prospectus supplement and the additional information described below under the heading “Where You Can Find More Information.”

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules, or regulations, we may instead include such information or add, update, or change the information contained in this prospectus by means of a post-effective amendment to the registration statement, of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules, or regulations.

Statements made in this prospectus, in any prospectus supplement or in any document incorporated by reference in this prospectus or any prospectus supplement as to the contents of any contract or other document are not necessarily complete. In each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement of which this prospectus is a part, or as an exhibit to the documents incorporated by reference. You may obtain copies of those documents as described in this prospectus under “Where You Can Find More Information.”

Neither the delivery of this prospectus nor any sale made hereunder implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, an accompanying prospectus supplement or any “free writing prospectus” we may authorize to be delivered to you, is accurate as of any date other than the date on the front cover of each of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

Throughout this prospectus, when we use the terms “we,” “us,” “AMID,” or “American Midstream,” we are referring either to American Midstream Partners, LP or to American Midstream Partners, LP and its operating subsidiaries collectively, as the context requires. References in this prospectus to our “general partner” or “AMID GP” refer to American Midstream GP, LLC, the general partner of American Midstream Partners, LP.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), regarding the securities offered hereby. This prospectus does not contain all of the information found in the registration statement. For further information regarding us and the securities offered by this prospectus, you may desire to review the full registration statement, including its exhibits and schedules, filed under the Securities Act. The registration statement of which this prospectus forms a part, including its exhibits and schedules, may be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of the materials may also be obtained from the SEC at prescribed rates by writing to the public reference room maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

The SEC maintains a website on the internet at http://www.sec.gov. Our registration statement, of which this prospectus constitutes a part, is available at no charge on the SEC’s website.

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any prospectus supplement, the documents we have incorporated by reference or any free writing prospectus that we have prepared. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. . We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date. We file with or furnish to the SEC periodic reports and other information. These reports and other information may be inspected and copied at the public reference facilities maintained by the SEC or obtained from the SEC’s website as provided above. Our website is located at http://www.americanmidstream.com and we make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents filed by us that are listed below and any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), excluding information deemed to be furnished and not filed with the SEC, after the date of the initial registration statement and prior to effectiveness and on or after the date of this prospectus until all the securities are sold, prior to the termination of the offerings under this prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2016, filed on March 28, 2017 (Part II, Item 6, Part II, Item 7 and Part II, Item 8 have been superseded by recasted information filed by us on a Current Report on Form 8-K on September 18, 2017 and were subsequently superseded by recasted information filed by us on a Current Report on Form 8-K on December 7, 2017, as amended by a Current Report on Form 8-K/A filed on December 12, 2017);

•	Quarterly Reports on Form 10-Q for the quarter ended March 31, 2017, filed on May 15, 2017, for the quarter ended June 30, 2017, filed on August 10, 2017, and for the quarter ended September 30, 2017, filed on November 9, 2017, as amended by a Quarterly Report on Form 10-Q/A filed on December 12, 2017;

•	Current Reports on Form 8-K filed on January 4, 2017, January 6, 2017, March 7, 2017, March 8, 2017 (as amended by a Current Report on Form 8-K/A filed on May 24, 2017), March 14, 2017, May 31, 2017, June 1, 2017, July 14, 2017, July 25, 2017, August 9, 2017, August 15, 2017, September 8, 2017, September 11, 2017, September 18, 2017, September 19, 2017, October 3, 2017 (as amended by a Current Report on Form 8-K/A filed on December 11, 2017), October 30, 2017, November 1, 2017 (excluding Exhibits 99.1, 99.2 and 99.3), December 7, 2017 (excluding Exhibits 99.1 and 99.2; as amended by a Current Report on Form 8-K/A filed on December 12, 2017), December 14, 2017, December 19, 2017 and January 31, 2018;

•	The following information in the Registration Statement on Form S-4 filed on January 10, 2018: “Unaudited Pro Forma Condensed Consolidated Financial Statements” (appearing on pages 120-131), and the information regarding the potential issuance of the series E preferred units in “Provisions of the AMID Partnership Agreement Relating to Cash Distributions” (appearing on pages 159-172) and “The AMID Partnership Agreement” (appearing on pages 173-189); and

•	Registration Statement filed on Form 8-A filed on July 26, 2011, and including any other amendments or reports filed for the purpose of updating such description.

We also incorporate by reference all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement of which this prospectus is a part (including prior to the effectiveness of the registration statement) and prior to the termination of any offering. Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus shall be considered to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that is or is considered to be incorporated by reference modifies or supersedes that statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 or corresponding information furnished under Item 9.01 or included as an exhibit of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

We also incorporate by reference the following information included in documents filed by Southcross Energy Partners, L.P. with the SEC (SEC File No. 001-35719):

•	Part II, Item 8 of the Annual Report on Form 10-K for the year ended December 31, 2016, filed on March 9, 2017; and

•	Part I, Item 1 of the Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, filed on November 13, 2017.

Each of these documents is available from the SEC’s website and public reference rooms described above. Through our website, http://www.americanmidstream.com, you can access electronic copies of documents we file with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and any amendments to those reports. Information on our website is not incorporated by reference in this prospectus. Access to those electronic filings is available as soon as practicable after filing with the SEC. You may also request a copy of those filings, excluding exhibits, at no cost by writing or telephoning Investor Relations, American Midstream Partners, LP, at our principal executive office, which is: 2103 CityWest Blvd., Bldg. 4, Suite 800, Houston, Texas 77042; Telephone (346) 241-3400.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus, any prospectus supplement and the documents we incorporate by reference may contain forward-looking statements. You can typically identify forward-looking statements by the use of words, such as “may,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “potential,” “plan,” “guidance,” “forecast” and other similar words.

All statements that are not statements of historical facts, including statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements.

These forward-looking statements reflect our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors, many of which are outside our control. Important factors that could cause actual results to differ materially from the expectations expressed or implied in the forward-looking statements include known and unknown risks. Examples of these risks and uncertainties, many of which are beyond our control, include, but are not limited to, the following:

•	our ability to generate sufficient cash from operations to pay distributions to unitholders in expected amounts;

•	our ability to maintain compliance with financial covenants and ratios in our revolving credit facility;

•	our ability to timely and successfully identify, consummate and integrate our current and future acquisitions, including our pending acquisition of Southcross Energy Partners, L.P. and Southcross Holdings, LP, and complete strategic dispositions, including the realization of all anticipated benefits of any such transaction, which otherwise could negatively impact our future financial performance;

•	the timing and extent of changes in natural gas, crude oil, natural gas liquids, or “NGLs,” refined products and other commodity prices, interest rates and demand for our services;

•	our ability to access capital to fund growth, including new and amended credit facilities, potential asset sales and access to the debt and equity markets, which will depend on general market conditions;

•	our ability to successfully complete expected or pending acquisitions and dispositions and strategic plans;

•	our ability to meet guidance provided by us or consensus or analyst estimates, whether or not endorsed by us;

•	severe weather and other natural phenomena, including their potential impact on demand for the commodities we sell and the operation of company-owned and third party-owned infrastructure;

•	the level of creditworthiness of counterparties to transactions;

•	the level and success of natural gas and crude oil drilling around our assets and our success in connecting natural gas and crude oil supplies to our gathering and processing systems;

•	the volumes of natural gas and crude oil that we gather, process, transport and store, the throughput volume at our refined products terminals and our NGL sales volumes;

•	the fees that we receive for the natural gas, crude oil, refined products and NGL volumes we handle;

•	our success in risk management activities, including the use of derivative financial instruments to hedge commodity and interest rate risks;

•	changes in laws and regulations, particularly with regard to taxes, safety, regulation of over-the-counter derivatives market and entities, and protection of the environment;

•	our failure or our counterparties’ failure to perform on obligations under commodity derivative and financial derivative contracts;

•	the performance of certain of our current and future projects and unconsolidated affiliates that we do not control;

•	the demand for natural gas, crude oil, NGL and refined products by the petrochemical, refining or other industries;

•	our dependence on a relatively small number of customers for a significant portion of our gross margin;

•	general economic, market and business conditions, including industry changes and the impact of consolidations and changes in competition;

•	our ability to renew our gathering, processing, transportation and terminal contracts;

•	our ability to successfully balance our purchases and sales of natural gas;

•	leaks or releases of hydrocarbons into the environment that result in significant costs and liabilities;

•	the costs and risks associated with litigation, disputes or proceedings;

•	the adequacy of insurance to cover our losses;

•	our ability to grow through contributions from affiliates, acquisitions or internal growth projects;

•	our management’s history and experience with certain aspects of our business and our ability to hire as well as retain qualified personnel to execute our business strategy;

•	the cost and effectiveness of our remediation efforts with respect to the material weakness discussed in “Item 9A. Controls and Procedures” in our Annual Report on Form 10-K for the year ended December 31, 2016;

•	security threats such as military campaigns, terrorist attacks, and cybersecurity breaches, against, or otherwise impacting, our facilities and systems; and

•	the amount of collateral required to be posted from time to time in our transactions.

Although we believe that the assumptions underlying our forward-looking statements are reasonable as of the time they are made, any of the assumptions could be inaccurate, and, therefore, we cannot assure you that the forward-looking statements included or incorporated by reference in this prospectus and any prospectus supplement will prove to be accurate. Some of these and additional risks and uncertainties that could cause actual results to differ materially from such forward-looking statements are more fully described under the caption “Risk Factors” in this prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2016 and in other filings we make with the SEC that are incorporated by reference herein and elsewhere herein and therein. The forward-looking statements in this prospectus speak as of the date indicated on the front cover of this prospectus. Except as may be required by applicable securities laws, we undertake no obligation to publicly update or advise of any change in any forward-looking statement, whether as a result of new information, future events or otherwise.

ABOUT AMERICAN MIDSTREAM PARTNERS, LP

We are a growth-oriented Delaware limited partnership that was formed in 2009 to own, operate, develop and acquire a diversified portfolio of midstream energy assets. We own or have ownership interests in more than 5,100 miles of onshore and offshore natural gas, crude oil, NGL and saltwater pipelines across 17 gathering systems, seven interstate pipelines and nine intrastate pipelines; eight natural gas processing plants; four fractionation facilities; an offshore semisubmersible floating production system with nameplate processing capacity of 100 MBbl/d of crude oil and 240 MMcf/d of natural gas; six terminal sites with approximately 6.7 MMBbls of above-ground aggregate storage capacity; and 75 crude oil transportation trucks and a fleet of 95 trailers. Our primary assets are strategically located in some of the most prolific onshore and offshore producing regions and key demand markets in the United States. Our gathering and processing assets are primarily located in (i) the Permian Basin of West Texas, (ii) the Cotton Valley/Haynesville Shale of East Texas, (iii) the Eagle Ford Shale of South Texas and (iv) offshore in the deep water Gulf of Mexico. Our liquid pipelines, natural gas transportation and offshore pipelines and terminal assets are located in prolific producing regions and key demand markets in Alabama, Louisiana, Mississippi, North Dakota, Texas, Tennessee and in the Port of New Orleans in Louisiana and the Port of Brunswick in Georgia. Additionally, we operate a fleet of NGL gathering and transportation trucks in the Eagle Ford Shale and the Permian Basin.

On October 31, 2017, we entered into a series of agreements to acquire all of the business of Southcross Energy Partners, L.P. and Southcross Holdings, LP (the “Southcross Transaction”). We expect the Southcross Transaction to close in the second quarter of 2018.

Our principal executive offices are located at 2103 CityWest Blvd., Bldg. 4, Suite 800, Houston, Texas 77042, and our telephone number is (346) 241-3400. Our website is located at http://www.americanmidstream.com. Information on our website does not constitute a part of this prospectus.

RISK FACTORS

Limited partner interests are inherently different from the capital stock of a corporation, although many of the business risks to which we are subject are similar to those that would be faced by a corporation engaged in a similar business. Before you invest in our securities, you should carefully consider the risk factors included in our most recent annual report on Form 10-K, in our quarterly reports on Form 10-Q and in our current reports on Form 8-K that are incorporated herein by reference and those that may be included in the applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference.

If any of the risks discussed in the foregoing documents were actually to occur, our business, financial condition, results of operations, or cash flow could be materially adversely affected. In that case, our ability to make distributions to our unitholders may be reduced, the trading price of our securities could decline and you could lose all or part of your investment.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED UNIT DISTRIBUTIONS

The following table sets forth our ratio of earnings to combined fixed charges and preferred unit distributions for the periods indicated.

	Nine Months Ended September 30,	Fiscal Year
	2017	2016	2015	2014	2013	2012
Ratio of earnings to combined fixed charges and preferred unit distributions	*	*	*	*	*	*

*	Earnings for the periods reported were inadequate to cover combined fixed charges and preferred unit distributions by $58.9 million, $59.0 million, $199.4 million, $56.8 million, $51.9 million and $19.1 million in the nine-months ended September 30, 2017 and the year ended December 31, 2016, 2015, 2014, 2013 and 2012, respectively.

For purposes of calculating the ratio of earnings to combined fixed charges and preferred unit distributions:

•	“Earnings” available for fixed charges are calculated first, by determining the sum of: (a) income (loss) from continuing operations before income taxes, before adjustment for income or loss from equity investees, (b) fixed charges, as defined below, and (c) distributed income of equity investees. From this total, we subtract interest capitalized.

•	“Fixed charges” are calculated as the sum of (a) interest expensed and capitalized, (b) amortization of deferred issuance cost and (c) that portion of rental expense that is representative of the interest factor.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities hereby for general partnership purposes, which may include, among other things:

•	the repayment of indebtedness;

•	working capital;

•	capital expenditures; and

•	acquisitions.

The actual application of proceeds we receive from the sale of any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering.

DESCRIPTION OF COMMON UNITS

The Units

Our common units represent limited partner interests in AMID. The holders of our common units are entitled to participate in partnership distributions with the holders of our series A preferred units, series C preferred units and incentive distribution rights, and are entitled to exercise the rights and privileges available to limited partners under our partnership agreement. For a description of the relative rights and preferences of holders of our common units, series A preferred units, series C preferred units and incentive distribution rights in and to partnership distributions as provided for in our partnership agreement, see this section and “The Partnership Agreement” and “Provisions of Our Partnership Agreement relating to Cash Distributions.” For a description of the rights and privileges of limited partners under our partnership agreement, including voting rights, see “The Partnership Agreement.”

Number of AMID Common Units

As of December 31, 2017, we had 52,699,934 common units outstanding, of which 38,408,030 were held by the public. As of December 31, 2017, 12,628,100 common units were held by affiliates of ArcLight Capital Partners, LLC, and 1,349,609 common units and a 1.28% general partner interest were held by our general partner. We have also issued warrants to purchase additional common units in connection with our issuance of series C preferred units. For a description of the warrants, see “Provisions of Our Partnership Agreement relating to Cash Distributions.”

Where Common Units are Traded

Our common units are listed on the NYSE under the symbol “AMID.”

Transfer Agent and Registrar

Duties

Wells Fargo serves as the registrar and transfer agent for our common units. We will pay all fees charged by the transfer agent for transfers of our common units except the following that must be paid by the common unitholders:

•	surety bond premiums to replace lost or stolen certificates, or to cover taxes and other governmental charges in connection therewith;

•	special charges for services requested by a holder of a common unit; and

•	other similar fees or charges.

Unless our general partner determines otherwise in respect of some or all of any classes of our partnership interests, our partnership interests will be evidenced by book entry notation on our partnership register and not by physical certificates.

There will be no charge to common unitholders for disbursements of cash distributions. We will indemnify the transfer agent, its agents and each of their respective stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Resignation or Removal

The transfer agent may resign, by notice to us, or be removed by us. The resignation or removal of the transfer agent will become effective upon our appointment of a successor transfer agent and registrar and its acceptance of the appointment. If no successor has been appointed and has accepted the appointment within 30 days after notice of the resignation or removal, our general partner may act as the transfer agent and registrar until a successor is appointed.

Transfer of Common Units

By transfer of our common units in accordance with our partnership agreement, each transferee of common units shall be admitted as a limited partner with respect to the common units transferred when such transfer and admission are reflected in our books and records. Each transferee:

•	automatically agrees to be bound by the terms and conditions of, and is deemed to have executed, our partnership agreement;

•	represents that the transferee has the power, authority and capacity to enter into our partnership agreement; and

•	makes the consents, waivers and acknowledgments contained in our partnership agreement.

We may, at our discretion, treat the nominee holder of a common unit as the absolute owner. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

Our common units are securities and are transferable according to the laws governing the transfer of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a substituted limited partner in our partnership for the transferred common units.

Until a common unit has been transferred on our books, we and the transfer agent may treat the record holder of the common units as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

DESCRIPTION OF PREFERRED UNITS AND PARTNERSHIP SECURITIES

The partnership agreement authorizes us to issue an unlimited number of additional preferred units or partnership securities on the terms and conditions established by our general partner without the approval of any of our limited partners. In accordance with Delaware law and the provisions of the partnership agreement, we may issue additional preferred units or partnership securities that have special voting rights to which our common units are not entitled. As of the date of this prospectus, we have two series of preferred units outstanding, the series A preferred units and the series C preferred units. If the Southcross Transaction is consummated, we will have an additional series of preferred units outstanding, the series E preferred units. For more information regarding our preferred units, please read “Provisions of Our Partnership Agreement relating to Cash Distributions” and “The Partnership Agreement.”

Should we offer preferred units or partnership securities under this prospectus, a prospectus supplement relating to the particular series of preferred units or partnership securities offered will include the specific terms of those preferred units or partnership securities (as applicable), including, among other things, the following:

•	the designation, stated value and liquidation preference of the preferred units or partnership securities (as applicable) and the number of preferred units or partnership securities (as applicable) offered;

•	the initial public offering price at which the preferred units or partnership securities (as applicable) will be issued;

•	any conversion or exchange provisions of the preferred units or partnership securities (as applicable) ;

•	any redemption or sinking fund provisions of the preferred units or partnership securities (as applicable) ;

•	the distribution rights of the preferred units or partnership securities (as applicable), if any;

•	a discussion of any additional material federal income tax considerations regarding the preferred units or partnership securities (as applicable); and

•	any additional rights, preferences, privileges, limitations and restrictions of the preferred units or partnership securities (as applicable).

PROVISIONS OF OUR PARTNERSHIP AGREEMENT RELATING TO CASH DISTRIBUTIONS

Distributions of Available Cash

General

Our partnership agreement requires that, within 45 days after the end of each quarter, we distribute all of our available cash to our unitholders of record on the applicable record date. After payment of series A quarterly distributions (as defined below) and series C quarterly distributions (as defined below), any series A arrearage (as defined below) and series C arrearage (as defined below) and any interest thereon (“series A interest” and “series C interest”), the common units will have the right to receive distributions of available cash from operating surplus each quarter in an amount equal to $0.4125 per unit, which amount is defined in our partnership agreement as the minimum quarterly distribution, plus any arrearages in the payment of the minimum quarterly distribution on the common units from prior quarters (as described below), before any distributions of available cash from operating surplus may be made in respect of our incentive distribution rights (the “incentive distribution rights”). Each distribution payable in respect of the series A preferred units (as described below) will be a number of series A PIK preferred units but may, at our election, be paid in cash or in a combination of series A PIK preferred units and cash as further described in our partnership agreement. Through the quarter ending December 31, 2018, at our election and upon the consent of the series C unitholder, each distribution payable in respect of the series C preferred units (as described below) may be paid partially or entirely in a number of series C PIK preferred units as further described in our partnership agreement. Otherwise, during such period, each distribution payable in respect of the series C preferred units will be paid in cash. With respect to the quarter ending March 31, 2019 and all quarters thereafter, each distribution payable in respect of the series C preferred units will be paid entirely in cash.

If the Southcross Transaction is consummated, we will issue a new class of preferred units called series E preferred units at the closing of the transaction pursuant to the transaction agreements. For information regarding the series E preferred units and their distribution provisions, please read “Provisions of the AMID Partnership Agreement Relating to Cash Distributions” in our Registration Statement on Form S-4 filed on January 10, 2018, which information is incorporated by reference herein.

Definition of Available Cash

Available cash generally means, for any quarter, all cash and cash equivalents on hand at the end of that quarter:

•	less the amount of cash reserves established by our general partner at the date of determination of available cash for that quarter to:

•	provide for the proper conduct of our business (including reserves for our future capital expenditures, anticipated future credit needs and refunds of collected rates reasonably likely to be refunded as a result of a settlement or hearing related to FERC rate proceedings or rate proceedings under applicable law subsequent to that quarter);

•	comply with applicable law, any of our debt instruments or other agreements; or

•	provide funds for distributions to our unitholders and to our general partner for any one or more of the next four quarters (provided that our general partner may not establish cash reserves for common units unless it determines that the establishment of reserves will not prevent us from distributing the minimum quarterly distribution on all common units and any cumulative arrearages on such common units for the current quarter and the next four quarters);

•	plus, if our general partner so determines, all or any portion of the cash on hand on the date of determination of available cash for the quarter resulting from working capital borrowings made subsequent to the end of such quarter.

The purpose and effect of the last bullet point above is to allow our general partner, if it so decides, to use cash from working capital borrowings made after the end of the quarter but on or before the date of determination of available cash for that quarter to pay distributions to unitholders. Under our partnership agreement, working capital borrowings are generally borrowings that are made under a credit facility, commercial paper facility or similar financing arrangement, and in all cases are used solely for working capital purposes or to pay distributions to partners, and with the intent of the borrower to repay such borrowings within 12 months with funds other than from additional working capital borrowings. The proceeds of working capital borrowings increase operating surplus and repayments of working capital borrowings are generally operating expenditures (as described below) and thus reduce operating surplus. However, if working capital borrowings, which increase operating surplus, are not repaid during the 12-month period following the borrowing, such borrowing will be deemed repaid at the end of such period, thus decreasing operating surplus at such time. When such working capital borrowings are in fact repaid, they will not be treated as a further reduction in operating surplus because operating surplus will have been previously reduced by the deemed repayment.

Minimum Quarterly Distribution

The minimum quarterly distribution, as defined in our partnership agreement, is $0.4125 per common unit per quarter, or $1.65 on an annualized basis. We paid a quarterly distribution on November 14, 2017 in respect of the quarter ended September 30, 2017 of $0.4125 per AMID Common Units, or $1.65 per AMID Common Unit on an annualized basis after payment of the series A quarterly distribution and series C quarterly distribution, any series A arrearage or series C arrearage and any series A interest or series C interest, the establishment of cash reserves and the payment of costs and expenses, including reimbursements of expenses to our general partner. However, there is no guarantee that we will pay the minimum quarterly distribution or any distribution on our units in any quarter. Even if our cash distribution policy is not modified or revoked, the amount of distributions paid under our policy and the decision to make any distribution is determined by and subject to change by our general partner, taking into consideration the terms of our partnership agreement.

If, in any quarter, we distribute less than the minimum quarterly distribution on each common unit, then each common unit will accrue arrearages. The amount of arrearage accrued with respect to each common unit is equal to (a) the sum of the deficit between the quarterly distribution paid and the minimum quarterly distribution on all common units issued in our initial public offering (b) divided by the number of common units outstanding as of the end of such quarter. Because have more common units outstanding than were issued in the initial public offering, the arrearage, if any, accrued on each common unit will be less than the deficit between the quarterly distribution paid on such common unit and the minimum quarterly distribution.

Operating Surplus and Capital Surplus

General

All cash distributed to unitholders is characterized as either being paid from “operating surplus” or “capital surplus.” Our partnership agreement treats distributions of available cash from operating surplus differently than distributions of available cash from capital surplus.

Operating Surplus

Our partnership agreement defines operating surplus as:

•	$11.5 million (as described below); plus

•	all of our cash receipts since the closing of our initial public offering, excluding cash from interim capital transactions (as defined below); plus

•	working capital borrowings made after the end of a quarter but on or before the date of determination of operating surplus for that quarter; plus

•	cash distributions paid on equity issued to finance all or a portion of the construction, acquisition, development or improvement of a capital improvement or replacement of a capital asset (such as equipment or facilities) in respect of the period beginning on the date that we enter into a binding obligation to commence the construction, acquisition, development or improvement of a capital improvement or replacement of a capital asset and ending on the earlier to occur of the date the capital improvement or capital asset commences commercial service and the date that it is abandoned or disposed of; plus

•	cash distributions paid on equity issued to pay the construction-period interest on debt incurred, or to pay construction-period distributions on equity issued, to finance the capital improvements or capital assets referred to above; less

•	all of our operating expenditures (as defined below) since the closing of our initial public offering; less

•	the amount of cash reserves established by our general partner to provide funds for future operating expenditures; less

•	all working capital borrowings not repaid within 12 months after having been incurred, or repaid within such 12-month period with the proceeds of additional working capital borrowings; less

•	any cash loss realized on disposition of an investment capital expenditure.

As described above, operating surplus does not reflect actual cash on hand that is available for distribution to our unitholders and is not limited to cash generated by operations. For example, it includes a provision that will enable us, if we choose, to distribute as operating surplus up to $11.5 million of cash we receive from non-operating sources such as asset sales, issuances of securities and long-term borrowings that would otherwise be distributed as capital surplus.

Our partnership agreement defines interim capital transactions as (i) borrowings, refinancings or refundings of indebtedness (other than working capital borrowings and items purchased on open account or for a deferred purchase price in the ordinary course of business) and sales of debt securities, (ii) sales of equity securities, (iii) sales or other dispositions of assets, other than sales or other dispositions of inventory, accounts receivable and other assets in the ordinary course of business and sales or other dispositions of assets as part of normal asset retirements or replacements, (iv) the termination of commodity hedge contracts or interest rate hedge contracts prior to the termination date specified therein (provided that cash receipts from any such termination will be included in operating surplus in equal quarterly installments over the remaining scheduled life of the contract), (v) capital contributions received (other than capital contributions received pursuant to the Distribution Support and Expense Reimbursement Agreement among us, our general partner and Magnolia Infrastructure Holdings, LLC (“Magnolia Holdings”) dated October 23, 2016 or in connection with the reimbursement of expenses or integration costs relating to our acquisition of JP Energy Partners LP), and (vi) corporate reorganizations or restructurings.

Our partnership agreement defines operating expenditures as all of our cash expenditures, including, but not limited to, taxes, reimbursements of expenses of our general partner and its affiliates, interest payments, payments made in the ordinary course of business under interest rate hedge contracts and commodity hedge contracts (provided that payments made in connection with the termination of any interest rate hedge contract or commodity hedge contract prior to the expiration of its stipulated settlement or termination date will be included in operating expenditures in equal quarterly installments over the remaining scheduled life of such interest rate hedge contract or commodity hedge contract), estimated maintenance capital expenditures (as discussed in further detail below), director and officer compensation, repayment of working capital borrowings and non-pro rata repurchases of our common units, series A preferred units and series C preferred units; provided, however, that operating expenditures will not include:

•	repayments of working capital borrowings where such borrowings have previously been deemed to have been repaid (as described above);

•	payments (including prepayments and prepayment penalties) of principal of and premium on indebtedness other than working capital borrowings;

•	expansion capital expenditures;

•	actual maintenance capital expenditures;

•	investment capital expenditures;

•	payment of transaction expenses (including, but not limited to, taxes) relating to interim capital transactions;

•	distributions to our partners;

•	non-pro rata purchases of any class of our units made with the proceeds of an interim capital transaction; or

•	any other payments made in connection with our initial public offering that are described in “Use of Proceeds.”

Capital Surplus

Capital surplus is defined in our partnership agreement as any distribution of available cash in excess of our cumulative operating surplus. Accordingly, except as described above, capital surplus would generally be generated by:

•	borrowings other than working capital borrowings;

•	sales of our equity and debt securities; and

•	sales or other dispositions of assets, other than inventory, accounts receivable and other assets sold in the ordinary course of business or as part of ordinary course retirement or replacement of assets.

Characterization of Cash Distributions

Our partnership agreement requires that we treat all available cash distributed as coming from operating surplus until the sum of all available cash distributed since the closing of our initial public offering equals the aggregate operating surplus from the closing of our initial public offering through the end of the quarter immediately preceding that distribution. Our partnership agreement requires that we treat any amount distributed in excess of operating surplus, regardless of its source, as capital surplus. We do not anticipate that we will make any distributions from capital surplus.

Distributions of Available Cash from Operating Surplus

Maintenance capital expenditures are cash expenditures (including expenditures for the addition or improvement to, or the replacement of, our capital assets, for the acquisition of existing, or the construction or development of new, capital assets or for any integrity management program) made to maintain our long-term operating income or operating capacity. We expect that a primary component of maintenance capital expenditures will include expenditures for routine equipment and pipeline maintenance or replacement due to obsolescence. Maintenance capital expenditures will also include interest (and related fees) on debt incurred and distributions on equity issued (including incremental distributions on incentive distribution rights) to finance all or any portion of the construction or development of a replacement asset that is paid in respect of the period that begins when we enter into a binding obligation to commence constructing or developing a replacement asset and ending on the earlier to occur of the date that any such replacement asset commences commercial service and the date that it is abandoned or disposed of.

Because our maintenance capital expenditures can be irregular, the amount of our actual maintenance capital expenditures may differ substantially from period to period, which could cause similar fluctuations in the amounts of operating surplus, adjusted operating surplus and cash available for distribution to our unitholders if we subtracted actual maintenance capital expenditures from operating surplus.

Our partnership agreement requires that an estimate of the average quarterly maintenance capital expenditures be subtracted from operating surplus each quarter as opposed to the actual amounts spent. The amount of estimated maintenance capital expenditures deducted from operating surplus for those periods will be determined by the board of directors of our general partner at least once a year, subject to the concurrence of the Conflicts Committee of the board of directors of our general partner (the “Conflicts Committee”). The estimate will be made annually and whenever an event occurs that is likely to result in a material adjustment to the amount of our maintenance capital expenditures on a long-term basis. For purposes of calculating operating surplus, any adjustment to this estimate will be prospective only.

The use of estimated maintenance capital expenditures in calculating operating surplus will have the following effects:

•	it will reduce the risk that maintenance capital expenditures in any one quarter will be large enough to render operating surplus less than the minimum quarterly distribution to be paid on all of the common units for the quarter and subsequent quarters;

•	it will increase our ability to distribute as operating surplus cash we receive from non-operating sources; and

•	it will be more difficult for us to raise our distribution above the minimum quarterly distribution and pay incentive distributions on the incentive distribution rights held by our general partner.

Estimated maintenance capital expenditures reduce operating surplus, but expansion capital expenditures, investment capital expenditures and actual maintenance capital expenditures do not.

Expansion capital expenditures are cash expenditures incurred for acquisitions or capital improvements that we expect will increase our operating income or operating capacity over the long term. Expansion capital expenditures include interest payments (and related fees) on debt incurred and distributions on equity issued to finance the construction, acquisition or development of an improvement to our capital assets and paid in respect of the period beginning on the date that we enter into a binding obligation to commence construction, acquisition or development of the capital improvement and ending on the earlier to occur of the date that such capital improvement commences commercial service and the date that such capital improvement is abandoned or disposed of. Examples of expansion capital expenditures include the acquisition of equipment, or the construction, development or acquisition of additional pipeline or treating capacity or new compression capacity.

Capital expenditures that are made in part for expansion capital purposes and in part for other purposes will be allocated between expansion capital expenditures and expenditures for other purposes by our general partner (with the concurrence of the Conflicts Committee).

Investment capital expenditures are those capital expenditures that are neither maintenance capital expenditures nor expansion capital expenditures. Investment capital expenditures largely will consist of capital expenditures made for investment purposes. Examples of investment capital expenditures include traditional capital expenditures for investment purposes, such as purchases of securities, as well as other capital expenditures that might be made in lieu of such traditional investment capital expenditures, such as the acquisition of a capital asset for investment purposes or development of facilities that are in excess of the maintenance of our existing operating capacity or operating income, but that are not expected to expand, for more than the short term, our operating capacity or operating income.

Adjusted operating surplus is intended to reflect the cash generated from operations during a particular period and therefore excludes net drawdowns of reserves of cash established in prior periods. Adjusted operating surplus for a period consists of:

•	operating surplus generated with respect to that period (excluding any amounts attributable to the item described in the first bullet point under “—Operating Surplus and Capital Surplus—Operating Surplus” above); less

•	any net increase in working capital borrowings with respect to that period; less

•	any net decrease in cash reserves for operating expenditures with respect to that period not relating to an operating expenditure made with respect to that period; plus

•	any net decrease in working capital borrowings with respect to that period; plus

•	any net decrease made in subsequent periods to cash reserves for operating expenditures initially established with respect to that period to the extent such decrease results in a reduction in adjusted operating surplus in subsequent periods; plus

•	any net increase in cash reserves for operating expenditures with respect to that period required by any debt instrument for the repayment of principal, interest or premium.

Removal of General Partner

If the unitholders remove our general partner other than for cause and no units held by our general partner and its affiliates are voted in favor of such removal:

•	any existing arrearages in payment of the minimum quarterly distribution on the common units will be extinguished; and

•	our general partner will have the right to convert its general partner interest and its incentive distribution rights into common units or to receive cash in exchange for those interests.

Series A Preferred Units

Distributions

We have outstanding series A preferred units, which include both series A-1 and series A-2 preferred units. The series A-1 preferred units were issued in April of 2013, while the series A-2 preferred units were issued in March of 2015. The series A-1 preferred units and series A-2 preferred units are referred to collectively as the “series A preferred units.” Series A preferred units have the right to receive cumulative distributions, in the same priority as distributions to the series C preferred units, and prior to any other distributions made in respect of any other partnership interests (the “series A quarterly distribution”) in the amounts described herein. The series A quarterly distribution on each outstanding series A preferred unit was paid as a number of series A PIK preferred units (as defined below) equal to the series A PIK payment amount (as defined below) through the quarter ended March 31, 2014. With respect to all quarters beginning after March 31, 2014 through and including the quarter ended December 31, 2016, the series A quarterly distribution on each outstanding series A preferred unit was paid as a number of series A PIK preferred units equal to the series A second PIK payment amount (as defined below). In our general partner’s discretion, the series A quarterly distribution may instead be paid as (x) an amount in cash up to the greater of (a) $0.50 and (b) the series A distribution amount (as defined below), and (y) a number of series A PIK preferred units equal to (a) the remainder of (i) the greater of (I) $0.50 and (II) the series A distribution amount less (ii) the amount of cash paid pursuant to clause (x), divided by (b) the series A adjusted issue price (as defined below). For the quarter ended March 31, 2017 and thereafter, the series A quarterly distribution on each outstanding series A preferred unit will be paid as a number of series A PIK preferred units equal to the series A third PIK payment amount (as defined below). However, in our general partner’s discretion, which determination shall be made prior to the record date for the relevant quarter, the series A preferred quarterly distribution may be paid as (x) an amount in cash up to the greater of (1) $0.4125 and (2) the series A distribution amount, and (y) a number of series A PIK preferred units equal to the quotient of (a) the remainder of (i) the greater of (I) $0.4125 and (II) the series A distribution amount less (ii) the amount of cash paid pursuant to clause (x), divided by (b) the series A adjusted issue price. If all or any portion of a series A quarterly distribution is to be paid in cash, then the aggregate amount of such cash to be so distributed in respect of the series A preferred units outstanding shall be paid out of available cash in the same priority as any cash distributions made to the series C preferred unitholders, which will be made prior to making any distribution to our general partner, or our common unitholders. To the extent that any portion of a series A quarterly distribution, series C quarterly distribution with respect to any quarter to be paid in cash with respect to any quarter exceeds the amount of available cash for such quarter, an amount of cash equal to the available cash for such quarter will be paid to the series A preferred unitholders and series C preferred unitholders, pro rata, and the balance of such series A quarterly distribution shall be unpaid and shall constitute an arrearage (the “series A arrearage”) and accrue interest until paid in a future quarter.

Our partnership agreement defines series A PIK preferred units as additional series A preferred units issued in kind as a distribution to holders of series A preferred units.

Our partnership agreement defines the series A PIK payment amount as a number of series A PIK preferred units equal to (i) the greater of (x) $0.25 and (y) the series A distribution amount less $0.25 divided by (ii) the series A issue price, as it may be adjusted from time to time pursuant to our partnership agreement. We define the series A second PIK payment amount as a number of series A PIK preferred units equal to (i) the greater of (x) $0.50 and (y) the series A distribution amount divided by (ii) the series A issue price, as it may be adjusted from time to time pursuant to our partnership agreement. We define the series A third PIK payment amount as the number of series A PIK preferred units equal to the quotient of (i) the greater of (a) $0.4125 and (b) the series A distribution amount divided by (ii) the series A adjusted issue price.

Our partnership agreement defines the series A distribution amount with respect to any particular quarter as the cash distribution amount for such quarter that each series A preferred unit would have received on an as-converted basis if it had been converted immediately prior to the beginning of the quarter in respect of which such distributions are being paid into the number of common units into which such series A preferred unit is convertible pursuant to Section 5.12(b)(viii) of our partnership agreement.

We define the series A adjusted issue price as an amount equal to (i) $17.50 per series A preferred unit, divided by (ii) the series A conversion rate, which was 1.1490 as of December 31, 2017.

Series C Preferred Units

Distributions

We have outstanding series C preferred units. The series C preferred units were issued on April 25, 2016. Series C preferred units have the right to receive cumulative distributions, in the same priority as distributions to the series A preferred units, and prior to any other distributions made in respect of any other partnership interests (the “series C quarterly distribution”) in the amounts described herein. The series C quarterly distribution on each outstanding series C preferred unit was paid as a number of series C PIK preferred units (as defined below) equal to the series C PIK payment amount (as defined below) through the quarter ended June 30, 2016. With respect to all quarters beginning after June 30, 2016 through and including the quarter ending December 31, 2018, in the discretion of our general partner and upon the consent of the series C unitholder, the series C quarterly distribution on each outstanding series C preferred unit may be paid partially or entirely in a number of series C PIK preferred units equal to the series C PIK payment amount (as defined below). Otherwise, during such period, the series C quarterly distribution will be paid in cash in an amount per quarter per series C preferred unit payable in arrears equal to the greater of (i) $0.4125 and (ii) the Series C distribution amount (as defined below) (the “series C distribution rate”). With respect to the quarter ending March 31, 2019 and all quarters thereafter, the series C quarterly distribution on each outstanding series C preferred unit will be paid entirely in cash at the series C distribution rate per series C preferred unit. If all or any portion of a series C quarterly distribution is to be paid in cash, then the aggregate amount of such cash to be so distributed in respect of the series C preferred units outstanding shall be paid out of available cash in the same priority as any cash distributions made to the series A preferred unitholders, which will be made prior to making any distribution to our general partner, or our common unitholders. To the extent that any portion of a series C quarterly distribution, series A quarterly distribution with respect to any quarter to be paid in cash with respect to any quarter exceeds the amount of available cash for such quarter, an amount of cash equal to the available cash for such quarter will be paid to the series A preferred unitholders and series C preferred unitholders, pro rata, and the balance of such series A quarterly distribution shall be unpaid and shall constitute an arrearage (the “series C arrearage”) and accrue interest until paid in a future quarter.

Our partnership agreement defines series C PIK preferred units as additional series C preferred units issued in kind as a distribution to holders of series C preferred units.

Our partnership agreement defines the series C PIK payment amount as a number of series C PIK preferred units equal to (i) the greater of (x) $0.4125 and (y) the series C distribution amount divided by (ii) the series C issue price, as it may be adjusted from time to time pursuant to our partnership agreement.

Our partnership agreement defines the series C distribution amount with respect to any particular quarter as the cash distribution amount for such quarter that each series C preferred unit would have received on an as-converted basis if it had been converted immediately prior to the beginning of the quarter in respect of which such distributions are being paid into the number of common units into which such series C preferred unit is convertible pursuant to Section 5.14(b)(viii) of our partnership agreement.

We define the series C adjusted issue price as an amount equal to (i) $14.00 per series C preferred unit, divided by (ii) the series C conversion rate, which was 1.0456 as of December 31, 2017.

Warrant

In connection with the issuance of the series C preferred units, on April 25, 2016, we issued a warrant to Magnolia Holdings to purchase up to 800,000 of our common units at an exercise price of $7.25 per common unit (the “series C warrant”). The series C warrant is subject to standard anti-dilution adjustments and is exercisable for a period of seven years from the date of issuance. In the event that we issue, sell or grant any common units or convertible securities at an indicative per common unit price that is less than $14.00 per common unit (subject to customary anti-dilution adjustments), the number of common units that may be purchased pursuant to the exercise of the series C warrant will be adjusted by an amount, rounded to the nearest whole common unit, equal to the product obtained by the following calculation: (i) 400,000 multiplied by (ii) (A) $14.00 multiplied by the number of series C preferred units then outstanding less $45.0 million divided by (B) $14.00 multiplied by the number of series C preferred units issued, less $45.0 million.

Each issuance of any series C PIK preferred units will increase the number of our common units that can be purchased upon exercise of the series C warrant by an amount, rounded to the nearest whole common unit, equal to the product obtained by the following calculation: (i) the total number of common units into which each series C warrant may be exercised immediately prior to the most recent issuance of the series C PIK preferred units multiplied by (ii) (A) the total number of outstanding series C preferred units immediately after the most recent issuance of series C PIK preferred units divided by (B) the total number of outstanding series C preferred units immediately prior to the most recent issuance of series C PIK preferred units.

Distributions of Available Cash from Operating Surplus Following Series A Quarterly Distributions and Series C Quarterly Distributions

We will make distributions of available cash from operating surplus for any quarter, after paying the series A quarterly distribution and series C quarterly distribution, and any series A arrearage and series C arrearage, and any series A interest and series C interest, in the following manner:

•	first, 98.72% to the common unitholders, pro rata, and 1.28% to our general partner, until we distribute for each outstanding common unit an amount equal to the minimum quarterly distribution for that quarter;

•	second, 98.72% to the common unitholders, pro rata, and 1.28% to our general partner, until we distribute for each outstanding common unit an amount equal to any arrearages in payment of the minimum quarterly distribution on the common units for any prior quarters; and

•	thereafter, in the manner described in “—General Partner Interest and Incentive Distribution Rights” below.

The preceding discussion is based on the assumptions that our general partner maintains its 1.28% general partner interest, that we do not issue additional classes of equity securities, and that we do not pay distributions in respect of the series A preferred units in series A PIK preferred units or in respect of series C preferred units in series C PIK preferred units.

General Partner Interest and Incentive Distribution Rights

Our partnership agreement provides that, after paying the series A quarterly distributions and series C quarterly distributions, and any series A arrearage and series C arrearage, and any series A interest and series C interest, our general partner initially is entitled, in accordance with its general partner interest, to a percentage of all distributions that we make prior to our liquidation. Our general partner has the right, but not the obligation, to contribute a proportionate amount of capital to us in order to maintain its general partner interest if we issue additional units. Our general partner’s interest, and the percentage of our cash distributions to which it is entitled from such interest, will be proportionately reduced if we issue additional units in the future and our general partner does not contribute a proportionate amount of capital to us in order to maintain its general partner interest. Our partnership agreement does not require that our general partner fund its capital contribution with cash. It may instead fund its capital contribution by the contribution to us of common units or other property. As of December 31, 2017, our general partner held a 1.28% general partner interest.

Incentive distribution rights represent the right to receive 48.0% of quarterly distributions of available cash from operating surplus after the series A quarterly distribution and series C quarterly distribution, and any series A arrearage and series C arrearage, and any series A interest and series C interest, the minimum quarterly distribution, and any arrearages in payment of the minimum quarterly distribution have been distributed. Our general partner holds 100% of our incentive distribution rights.

The following discussion assumes that our general partner maintains its 1.28% general partner interest and that there are no arrearages on our common units.

If for any quarter:

•	we have distributed available cash from operating surplus on outstanding series A preferred units and series C preferred units in an amount equal to the series A quarterly distribution and series C quarterly distribution;

•	we have distributed available cash from operating surplus on outstanding series A preferred units and series C preferred units in an amount necessary to eliminate any series A arrearage and series C arrearage and series A interest and series C interest;

•	we have distributed available cash from operating surplus to the common unitholders pro rata, until the common units have received an amount equal to the minimum quarterly distribution; and

•	we have distributed available cash from operating surplus on outstanding common units pro rata, until the common units have received an amount necessary to eliminate any cumulative arrearages in payment of the minimum quarterly distribution;

then, we will distribute any additional available cash from operating surplus for that quarter among the unitholders and our general partner in the following manner:

•	50.72% to the common unitholders, pro rata, 1.28% to our general partner, and 48.0% to our general partner as the holder of our incentive distribution rights.

The preceding discussion is based on the assumption that our general partner maintains its 1.28% general partner interest, that we do not issue additional classes of equity securities, and that we do not pay distributions in respect of the series A preferred units in series A PIK preferred units or in respect of the series C preferred units in series C PIK preferred units.

Distributions from Capital Surplus

How Distributions from Capital Surplus Will Be Made

We will make distributions of available cash from capital surplus, if any, in the following manner:

•	first, to the holders of series A preferred units and series C preferred units, the series A quarterly distribution and series C quarterly distribution, any series A arrearage and series C arrearage, and any series A interest and series C interest;

•	second, 98.72% to all unitholders, pro rata, and 1.28% to our general partner, until the minimum quarterly distribution has been reduced to zero, under a formula based on the ratio of the distribution to the fair market value of the common units immediately prior to the announcement of the distribution;

•	third, 98.72% to the common unitholders, pro rata, and 1.28% to our general partner, until we distribute for each outstanding common unit, an amount of available cash from capital surplus equal to any unpaid arrearages in payment of the minimum quarterly distribution on the common units; and

•	thereafter, as if they were from operating surplus.

The preceding discussion is based on the assumptions that our general partner maintains its 1.28% general partner interest, that we do not issue additional classes of equity securities and that we do not pay distributions in respect of the series A preferred units in series A PIK preferred units or in respect of the series C preferred units in series C PIK preferred units.

Because distributions of capital surplus will reduce the minimum quarterly distribution after any of these distributions are made, it may be easier for our general partner to receive incentive distributions.

Adjustment to the Minimum Quarterly Distribution

In addition to adjusting the minimum quarterly distribution to reflect a distribution of capital surplus, if we combine our units into fewer units or subdivide our units into a greater number of units, we are required to proportionately adjust the minimum quarterly distribution and the number of general partner units comprising the general partner interest.

For example, if a two-for-one split of the common units should occur, the minimum quarterly distribution would be reduced to 50% of its initial level. We will not make any adjustment by reason of the issuance of additional units for cash or property.

In addition, if legislation is enacted or if existing law is modified or interpreted by a governmental authority so that we become taxable as a corporation or otherwise subject to taxation as an entity for federal, state or local income tax purposes, our partnership agreement specifies that the minimum quarterly distribution for each quarter may be reduced by multiplying the applicable minimum quarterly distribution by a fraction, the numerator of which is available cash for that quarter and the denominator of which is the sum of available cash for that quarter plus our general partner’s estimate of our aggregate liability for the quarter for such income taxes payable by reason of such legislation or interpretation. To the extent that the actual tax liability differs from the estimated tax liability for any quarter, the difference will be accounted for in subsequent quarters.

Distributions of Cash Upon Liquidation

General

If we dissolve in accordance with our partnership agreement, we will sell or otherwise dispose of our assets in a process called liquidation. We will first apply the proceeds of liquidation to the payment of our creditors. Next, we will distribute proceeds to the holder of series A preferred units and series C preferred units, prior and in preference to any distribution of assets to our general partner, our common unitholders, the positive value in such series A preferred unitholder’s and series C unitholder’s capital account in respect of its series A preferred units or series C preferred units, as applicable. We will distribute any remaining proceeds to the common unitholders and our general partner, in accordance with their capital account balances, as adjusted to reflect any gain or loss upon the sale or other disposition of our assets in liquidation.

Manner of Adjustments for Gain

The manner of the adjustment for gain is set forth in our partnership agreement. We will generally allocate any gain to our partners in the following manner:

•	first, to our general partner to the extent of the negative balance in its capital account, if any;

•	second, to the holders of series A preferred units and series C preferred units, pro rata, until the capital account in respect of each outstanding series A preferred unit and series C preferred unit is equal to the series A liquidation value of such series A preferred unit and the series C liquidation value of such series C preferred unit, respectively, as defined in our partnership agreement;

•	third, 98.72% to our common unitholders, pro rata, and 1.28% to our general partner, until the capital account for each common unit is equal to the sum of: (1) the unrecovered initial unit price (i.e., the initial public offering price less any distributions of capital surplus per unit); (2) the amount of the minimum quarterly distribution for the quarter during which the liquidation occurs with respect to such common unit for such quarter; and (3) any unpaid arrearages in payment of the minimum quarterly distribution; and

•	thereafter, 50.72% to all unitholders (including holders of series A preferred units and series C preferred units, pro rata, 1.28% to our general partner and 48% to the holders of our incentive distribution rights.

The percentages set forth above are based on the assumption that our general partner maintains its 1.28% general partner interest, our general partner has not transferred its incentive distribution rights, that we do not issue additional classes of equity securities, and that we do not pay distributions in respect of the series A preferred units in series A PIK preferred units or in respect of the series C preferred units in series C PIK preferred units.

Manner of Adjustments for Losses

We will generally allocate any loss to our general partner and unitholders in the following manner:

•	first, 98.72% to the holders of our common units in proportion to the positive balances in their capital accounts and 1.28% to our general partner, until the capital accounts of the common unitholders have been reduced to zero;

•	second, 98.72% to all unitholders (including holders of series A preferred units and series C preferred units), pro rata, and 1.28% to our general partner, provided that such loss shall not be allocated in this manner to the extent such allocation would cause any unitholder to have a deficit balance in its adjusted capital account;

•	third, to the holders of series A preferred units and series C preferred units, pro rata, until the capital accounts of the series A preferred unitholders and series C preferred unitholders have been reduced to zero, respectively; and

•	thereafter, 100.0% to our general partner.

Adjustments to Capital Accounts

Our partnership agreement requires that we make adjustments to capital accounts upon the issuance of additional units. In this regard, our partnership agreement specifies that we allocate any unrealized and, for tax purposes, unrecognized gain resulting from the adjustments to the unitholders and our general partner in the same manner as we allocate gain upon liquidation. In the event that we make positive adjustments to the capital accounts upon the issuance of additional units, our partnership agreement requires that we generally allocate any later negative adjustments to the capital accounts resulting from the issuance of additional units or upon the liquidation in a manner which results, to the extent possible, in the partners’ capital account balances equaling the amount which they would have been if no earlier positive adjustments to the capital accounts had been made. In contrast to the allocations of gain, and except as provided above, we generally will allocate any unrealized and unrecognized loss resulting from the adjustments to capital accounts upon the issuance of additional units to the unitholders and our general partner based on their respective percentage ownership of us.

THE PARTNERSHIP AGREEMENT

The following is a summary of the material provisions of our partnership agreement. Our partnership agreement is incorporated by reference into the registration statement of which this prospectus forms a part. We will provide prospective investors with a copy of our partnership agreement upon request at no charge.

The following provisions of our partnership agreement are summarized elsewhere in this prospectus:

•	with regard to distributions of available cash, please read “Provisions of Our Partnership Agreement relating to Cash Distributions;”

•	with regard to the transfer of AMID Common Units, please read “Description of Common Units—Transfer of Common Units;” and

•	with regard to allocations of taxable income and taxable loss, please read “Material U.S. Federal Income Tax Consequences.”

If the Southcross Transaction is consummated, we will amend and restate our partnership agreement, including to allow for the issuance of a new class of preferred units called series E preferred units at the closing of the transaction pursuant to the transaction agreements. For information regarding material provisions of our partnership agreement following the closing of the Southcross Transaction, please read “The AMID Partnership Agreement” in our Registration Statement on Form S-4 filed on January 10, 2018, which information is incorporated by reference herein.

Organization and Duration

We were organized in August 2009 and have a perpetual existence.

Purpose

Our purpose under our partnership agreement is limited to any business activities that are approved by our general partner and in any event that lawfully may be conducted by a limited partnership organized under Delaware law; provided that our general partner may not cause us to engage, directly or indirectly, in any business activity that our general partner determines would cause us to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes.

Although our general partner has the power to cause us, our operating company and its subsidiaries to engage in activities other than the business of gathering, compressing, treating and transporting natural gas, fractionating NGLs, gathering and transporting crude oil and storing specialty chemical and petroleum products, our general partner has no current plans to do so and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners. Our general partner is generally authorized to perform all acts it determines to be necessary or appropriate to carry out our purposes and to conduct our business.

Cash Distributions

Our partnership agreement specifies the manner in which we will make cash distributions to holders of our common units, series A preferred units, series C preferred units, incentive distribution rights and other partnership securities as well as to our general partner in respect of its general partner interest and incentive distribution rights. For a description of these cash distribution provisions, please read “Provisions of Our Partnership Agreement relating to Cash Distributions.”

Capital Contributions

Unitholders are not obligated to make additional capital contributions, except as described below under “—Limited Liability.”

For a discussion of our general partner’s right to contribute capital to maintain its 1.28% general partner interest if we issue additional units, please read “—Issuance of Additional Securities.”

Voting Rights

The following is a summary of the unitholder vote required for approval of the matters specified below. Matters that require the approval of a “unit majority” require the approval of a majority of the outstanding common units and, to the extent there are any outstanding, the series A preferred units and series C preferred units, voting together with the common units as a single class on an “as if” converted basis. Except as provided in our partnership agreement, the outstanding series A preferred units and series C preferred units will have voting rights identical to the voting rights of the common units and will vote with the common units as a single class, so that each outstanding series A preferred unit or series C preferred unit will be entitled to one vote for each common unit into which such series A preferred unit or series C preferred unit is then convertible on each matter with respect to which each common unit is entitled to vote. In addition, (i) the affirmative vote of a majority of the outstanding series A preferred units, voting separately as a class on a basis of one vote per series A preferred unit, will be necessary to approve any matter, or to take any action (including entry into a merger, consolidation or business combination), that adversely affects any of the rights, preferences and privileges of the series A preferred units or amends or modifies any terms of the series A preferred units, subject to certain limitations and exceptions as set forth in our partnership agreement and (ii) the affirmative vote of a majority of the outstanding series C preferred units, voting separately as a class on a basis of one vote per series C preferred unit, will be necessary to approve any matter, or to take any action (including entry into a merger, consolidation or business combination), that adversely affects any of the rights, preferences and privileges of the series C preferred units or amends or modifies any terms of the series C preferred units, subject to certain limitations and exceptions as set forth in the our partnership agreement.

In voting their common units, series A preferred units and series C preferred units, our general partner and its affiliates will have no fiduciary duty or obligation whatsoever to us or our limited partners, including any duty to act in good faith or in the best interests of us and our limited partners.

Issuance of additional units	No approval required at any time.

Amendment of our partnership agreement	Certain amendments may be made by our general partner without the approval of the unitholders. Other amendments generally require the approval of a unit majority. Please read “—Amendment of the Partnership Agreement.”

Merger of our partnership or the sale of all or substantially all of our assets	Unit majority in certain circumstances. Please read “—Merger, Sale or Other Disposition of Assets.”

Dissolution of our partnership	Unit majority. Please read “—Termination and Dissolution.”

Continuation of our business upon dissolution	Unit majority. Please read “—Termination and Dissolution.”

Withdrawal of our general partner	Under most circumstances, the approval of a majority of the common units, excluding common units held by our general partner and its affiliates, is required for the withdrawal of our general partner prior to June 30, 2021 in a manner that would cause a dissolution of the partnership. Please read “—Withdrawal or Removal of Our General Partner.”

Removal of our general partner	Not less than 66 2/3% of the outstanding units, voting as a single class, including units held by our general partner and its affiliates, and prior to August 9, 2018, so long as the holders of incentive distribution rights as of the date of our partnership agreement, together with their affiliates, continue to own a majority of the incentive distribution rights, the holders of a majority of the incentive distribution rights. Please read “—Withdrawal or Removal of our General Partner.”

Transfer of our general partner interest	Our general partner may transfer all, but not less than all, of its general partner interest in us without a vote of our unitholders to an affiliate or another person in connection with its merger, consolidation or conversion with or into, or sale of all or substantially all of its assets to, such person. The approval of a majority of the outstanding common units, series A preferred units and series C preferred units, excluding common units, series A preferred units and series C preferred units held by our general partner and its affiliates, is required in other circumstances for a transfer of the general partner interest to a third party prior to June 30, 2020. Please read “—Transfer of General Partner Interest.”

Transfer of incentive distribution rights	No approval required at any time. Please read “—Transfer of Units and Incentive Distribution Rights.”

Transfer of ownership interests in our general partner	No approval required at any time. Please read “—Transfer of Ownership Interests in Our General Partner.”

Limited Liability

Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware Revised Uniform Limited Partnership Act, of Delaware LP Act, and that it otherwise acts in conformity with the provisions of our partnership agreement, its liability under the Delaware LP Act will be limited, subject to possible exceptions, to the amount of capital it is obligated to contribute to us for its common units plus its share of any undistributed profits and assets. If it were determined, however, that the right of, or exercise of the right by, the limited partners as a group:

•	to remove or replace our general partner;

•	to approve certain amendments to our partnership agreement; or

•	to take other action under our partnership agreement;

constituted “participation in the control” of our business for the purposes of the Delaware LP Act, then the limited partners could be held personally liable for our obligations under the laws of Delaware, to the same extent as our general partner. This liability would extend to persons who transact business with us who reasonably believe that a limited partner is a general partner. Neither our partnership agreement nor the Delaware LP Act specifically provides for legal recourse against our general partner if a limited partner were to lose limited liability through any fault of our general partner. While this does not mean that a limited partner could not seek legal recourse, we do not know of any precedent for such a claim in Delaware case law.

Under the Delaware LP Act, a limited partnership may not make a distribution to a partner if, after the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, would exceed the fair value of the assets of the limited partnership. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware LP Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the Delaware LP Act, upon the winding up of a limited partnership, assets are distributed first to creditors in respect of the liabilities of the limited partnership (other than liabilities for which reasonable provision has been made by the partnership and liabilities for distributions to partners and former partners), and second (unless our partnership agreement provides otherwise) to partners and former partners in satisfaction of liabilities for distributions under the Delaware Act, and finally (unless our partnership agreement provides otherwise) to partners, first for the return of their contributions and second respecting their partnership interests, in the proportions in which the partners share distributions. The Delaware LP Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware LP Act including, but not limited to, a distribution paid in connection with a winding up of our partnership in violation of the Delaware LP Act, shall be liable to the limited partnership for the amount of the distribution for three years. Under the Delaware LP Act, a substituted limited partner of a limited partnership is liable for the obligations of its assignor to make contributions to the partnership, except that such person is not obligated for liabilities unknown to it at the time it became a limited partner and that could not be ascertained from our partnership agreement.

Our subsidiaries conduct business primarily in multiple U.S. states and we may have subsidiaries that conduct business in other states in the future. Maintenance of our limited liability as a member of our operating company may require compliance with legal requirements in the jurisdictions in which our operating company conducts business, including qualifying our subsidiaries to do business there.

Limitations on the liability of members or limited partners for the obligations of a limited liability company or limited partnership have not been clearly established in many jurisdictions. If, by virtue of our ownership interest in our operating company or otherwise, it were determined that we were conducting business in any state without compliance with the applicable limited partnership or limited liability company statute, or that the right or exercise of the right by the limited partners as a group to remove or replace our general partner, to approve some amendments to our partnership agreement, or to take other action under our partnership agreement constituted “participation in the control” of our business for purposes of the statutes of any relevant jurisdiction, then the limited partners could be held personally liable for our obligations under the law of that jurisdiction to the same extent as our general partner under the circumstances. We will operate in a manner that our general partner considers reasonable and necessary or appropriate to preserve the limited liability of the limited partners.

Issuance of Additional Securities

Our partnership agreement authorizes us to issue an unlimited number of additional partnership securities for the consideration and on the terms and conditions determined by our general partner without the approval of our limited partners; provided, however, that we may not issue additional series A preferred units, series C preferred units or any securities that have substantially the same or superior rights and obligations as the series A preferred units or series C preferred units without the affirmative vote of a majority of the series A preferred units and series C preferred units, each voting separately as a class on one vote per series A preferred unit basis and one vote per series C preferred unit basis.

It is possible that we will fund acquisitions through the issuance of additional common units, subordinated units or other partnership securities. Holders of any additional common units we issue will be entitled to share equally with the then-existing holders of common units in our distributions of available cash. In addition, the issuance of additional common units or other partnership securities may dilute the value of the interests of the then-existing holders of common units in our net assets.

In accordance with Delaware law and the provisions of our partnership agreement, we may also issue additional subordinated units or other partnership securities that, as determined by our general partner, may have rights to distributions or special voting rights to which the common units are not entitled. In addition, our partnership agreement does not prohibit our subsidiaries from issuing equity securities, which may effectively rank senior to the common units.

Upon issuance of additional partnership securities, our general partner will be entitled, but not required, to make additional capital contributions to the extent necessary to maintain its 1.28% general partner interest in us.

Our general partner’s 1.28% interest in us will be reduced if we issue additional units in the future and our general partner does not contribute a proportionate amount of capital to us to maintain its 1.28% general partner interest. Moreover, our general partner will have the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase common units, subordinated units or other partnership securities whenever, and on the same terms that, we issue those securities to persons other than our general partner and its affiliates, to the extent necessary to maintain the percentage interest of the general partner and its affiliates, including such interest represented by common and subordinated units, that existed immediately prior to each issuance. The holders of our common units will not have preemptive rights under our partnership agreement to acquire additional common units or other partnership securities.

Amendment of Our Partnership Agreement

General

Amendments to our partnership agreement may be proposed only by our general partner. However, our general partner will have no duty or obligation to propose any amendment and may decline to do so free of any fiduciary duty or obligation whatsoever to us or our limited partners, including any duty to act in good faith or in the best interests of us or our limited partners. In order to adopt a proposed amendment, other than the amendments discussed below, our general partner must seek written approval of the holders of the number of units required to approve the amendment or call a meeting of the limited partners to consider and vote upon the proposed amendment. Except as described below, an amendment requiring unitholder approval must be approved by a unit majority. In addition, any amendment that (i) adversely affects any of the rights, preferences and privileges of the series A preferred units, or amends or modifies any of the terms of the series A preferred units, must be approved by the affirmative vote of a majority of the series A preferred units, voting separately as a class based on one vote per series A preferred unit or (ii) adversely affects any of the rights, preferences and privileges of the series C preferred units, or amends or modifies any of the terms of the series C preferred units, must be approved by the affirmative vote of a majority of the series C preferred units, voting separately as a class based on one vote per series C preferred unit.

Prohibited Amendments

No amendment may be made that would:

•	enlarge the obligations of any limited partner without its consent, unless approved by at least a majority of the type or class of limited partner interests so affected; or

•	enlarge the obligations of, restrict in any way any action by or rights of or reduce in any way the amounts distributable, reimbursable or otherwise payable by us to our general partner or any of its affiliates without the consent of our general partner, which consent may be given or withheld at its option.

The provision of our partnership agreement preventing the amendments having the effects described in the clauses above can be amended upon the approval of the holders of at least 90.0% of the outstanding units, voting as a single class (including units owned by our general partner and its affiliates). As of December 31, 2017, affiliates of our general partner owned approximately 47.8% of the outstanding common units, series A preferred units and series C preferred units on an as-converted to common units basis.

No Unitholder Approval

Our general partner may generally make amendments to our partnership agreement without the approval of any limited partner to reflect:

•	a change in our name, the location of our principal place of business, our registered agent or our registered office;

•	the admission, substitution, withdrawal or removal of partners in accordance with our partnership agreement;

•	a change that our general partner determines to be necessary or appropriate for us to qualify or to continue our qualification as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or to ensure that neither we, our operating company, nor its subsidiaries will be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

•	a change in our fiscal year or taxable period and related changes;

•	an amendment that is necessary, in the opinion of our counsel, to prevent us or our general partner or its directors, officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisors Act of 1940 or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, or ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

•	any amendment expressly permitted in our partnership agreement to be made by our general partner acting alone;

•	an amendment effected, necessitated, or contemplated by a merger agreement that has been approved under the terms of our partnership agreement;

•	mergers with, conveyances to or conversions into another limited liability entity that is newly formed and has no assets, liabilities or operations at the time of the merger, conveyance or conversion other than those it receives by way of the merger, conveyance or conversion; or

•	any other amendments substantially similar to any of the matters described above.

In addition, our general partner may make amendments to our partnership agreement without the approval of any limited partner if our general partner determines that those amendments:

•	are necessary or appropriate for the formation by us of, or our investment in, any corporation, partnership, joint venture, limited liability company or other entity, as otherwise permitted by our partnership agreement;

•	do not adversely affect in any material respect the limited partners considered as a whole or any particular class of partnership interests as compared to other classes of partnership interests;

•	are necessary or appropriate to satisfy any requirements, conditions, or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•	are necessary or appropriate to facilitate the trading of units or to comply with any rule, regulation, guideline, or requirement of any securities exchange on which the units are or will be listed for trading;

•	are necessary or appropriate for any action taken by our general partner relating to splits or combinations of units under the provisions of our partnership agreement; or

•	are required to effect the intent expressed in our initial public offering prospectus or the intent of the provisions of our partnership agreement or are otherwise contemplated by our partnership agreement.

Opinion of Counsel and Limited Partner Approval

Our general partner will not be required to obtain an opinion of counsel that an amendment will not result in a loss of limited liability to the limited partners or result in our being treated as an entity for federal income tax purposes in connection with any of the amendments described above under “—No Unitholder Approval.” No other amendments to our partnership agreement will become effective without the approval of holders of at least 90.0% of the outstanding units voting as a single class unless we first obtain an opinion of counsel to the effect that the amendment will not affect the limited liability under applicable law of any of our limited partners.

In addition to the above restrictions, any amendment that would have a material adverse effect on the rights or preferences of any type or class of outstanding units in relation to other classes of units will require the approval of at least a majority of the type or class of units so affected. Any amendment that reduces the voting percentage required to take any action must be approved by the affirmative vote of limited partners whose aggregate outstanding units constitute not less than the voting requirement sought to be reduced.

Merger, Sale or Other Disposition of Assets

A merger, consolidation or conversion of us requires the prior consent of our general partner. However, our general partner will have no duty or obligation to consent to any merger, consolidation or conversion and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interest of us or our limited partners.

In addition, our partnership agreement generally prohibits our general partner, without the prior approvals of both (i) the holders of a unit majority, (ii) a majority of the series A preferred units, voting separately as a class on one vote per series A preferred unit basis and (iii) a majority of the series C preferred units, voting separately as a class on one vote per series C preferred unit basis, from causing us to, among other things, sell, exchange or otherwise dispose of all or substantially all of our and our subsidiaries’ assets in a single transaction or a series of related transactions, including by way of merger, consolidation, other combination or sale of ownership interests of our subsidiaries.

Our general partner may, however, convert or merge the partnership into a new limited liability entity without the prior approval of our unitholders if the sole purpose of such merger or conversion is to effect a change in legal form of the partnership, our general partner has received an opinion of counsel regarding limited liability and tax matters, and the general partner determines that the governing instruments of the new entity provide the limited partners and the general partner with substantially the same rights and obligations as our partnership agreement. Additionally, our general partner may consummate any merger or consolidation without the prior approval of our unitholders if we are the surviving entity in the transaction, our general partner has received an opinion of counsel regarding limited liability and tax matters, the transaction would not result in a material amendment to our partnership agreement (other than an amendment that the general partner could adopt without the consent of the limited partners), each unit will be an identical unit of the partnership following the transaction and the partnership securities to be issued do not exceed 20.0% of our outstanding partnership securities immediately prior to the transaction. Our general partner may also mortgage, pledge, hypothecate, or grant a security interest in all or substantially all of our and our subsidiaries’ assets without the approval of our unitholders. Our general partner may also sell all or substantially all of our and our subsidiaries’ assets under a foreclosure or other realization upon those encumbrances without the approval of our unitholders.

Our unitholders are not entitled to dissenters’ rights of appraisal under our partnership agreement or applicable Delaware law in the event of a merger, consolidation or conversion, a sale of substantially all of our assets or any other similar transaction or event.

Termination and Dissolution

We will continue as a limited partnership until dissolved under our partnership agreement. We will dissolve upon:

•	the withdrawal or removal of our general partner or any other event that results in its ceasing to be our general partner other than by reason of a transfer of its general partner interest in accordance with our partnership agreement or withdrawal or removal following the approval and admission of a successor general partner;

•	the election of our general partner to dissolve us, if approved by the holders of units representing a unit majority;

•	the entry of a decree of judicial dissolution of the partnership; or

•	there being no limited partners, unless we are continued without dissolution in accordance with the Delaware LP Act.

Upon a dissolution under the first clause above, the holders of a unit majority may also elect, within specific time limitations, to continue our business on the same terms and conditions described in our partnership agreement and appoint as a successor general partner an entity approved by the holders of units representing a unit majority, subject to our receipt of an opinion of counsel to the effect that:

•	the action would not result in the loss of limited liability of any limited partner; and

•	neither us nor any of our subsidiaries would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of that right to continue (to the extent not already so treated or taxed).

Liquidation and Distribution of Proceeds

Upon our dissolution, unless we are continued as a limited partnership, the liquidator authorized to wind up our affairs will, acting with all of the powers of our general partner that are necessary or appropriate, liquidate our assets and apply the proceeds of the liquidation as described in “Provisions of Our Partnership Agreement relating to Cash Distributions—Distributions of Cash Upon Liquidation.” The liquidator may defer liquidation or distribution of our assets for a reasonable period of time if it determines that an immediate sale or distribution would be impractical or would cause undue loss to our partners. The liquidator may distribute our assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the partners.

Withdrawal or Removal of Our General Partner

Except as described below, our general partner has agreed not to withdraw voluntarily as our general partner prior to June 30, 2021 without obtaining the approval of the holders of at least a majority of the outstanding common units, series A preferred units and series C preferred units voting as a single class and excluding the common units, series A preferred units and series C preferred units held by the general partner and its affiliates, and furnishing an opinion of counsel regarding limited liability and tax matters. On or after June 30, 2021, our general partner may withdraw as general partner without first obtaining approval of any unitholder by giving at least 90 days’ advance notice, and that withdrawal will not constitute a violation of our partnership agreement. Notwithstanding the information above, our general partner may withdraw without unitholder approval upon 90 days’ notice to the limited partners if at least 50.0% of the outstanding common units are held or controlled by one person and its affiliates, other than our general partner and its affiliates. In addition, our partnership agreement permits our general partner in some instances to sell or otherwise transfer all of its general partner interest and incentive distribution rights in us without the approval of the unitholders. Please read “—Transfer of General Partner Interest.”

In addition, our general partner will be deemed to have withdrawn upon the occurrence of certain events specified in our partnership agreement, including:

•	the general partner transfers all of its general partnership interest to another party pursuant to the terms of our partnership agreement;

•	the general partner makes a general assignment for benefit of creditors, files a voluntary bankruptcy petition, files a petition or answer seeking for itself a liquidation, dissolution or similar relief under any law or seeks, consents or acquiesces in the appointment of a trustee, receiver or liquidator of the general partner or any substantial part of its properties; or

•	the general partner is dissolved, terminated, wound-up or otherwise ceases its legal existence.

Upon withdrawal of our general partner under any circumstances, other than as a result of a transfer by our general partner of all or a part of its general partner interest in us, the holders of a unit majority may select a successor to that withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, we will be dissolved, wound up and liquidated, unless within a specified period of time after that withdrawal, the holders of a unit majority agree in writing to continue our business and to appoint a successor general partner. Please read “—Termination and Dissolution.”

Our general partner may not be removed unless that removal is approved by either (a) the vote of the holders of not less than 66 2/3% of all outstanding units, voting together as a single class, including units held by our general partner and its affiliates, or (b) prior to August 9, 2018, so long as the holders of the incentive distribution rights as of the date of our partnership agreement, together with their affiliates, continue to own a majority of the incentive distribution rights, the holders of a majority of the incentive distribution rights, and we receive an opinion of counsel regarding limited liability and tax matters. Any removal of our general partner is also subject to the approval of a successor general partner by the vote of (x) the holders of a majority of the outstanding common units, series A preferred units and series C preferred units voting as a single class and including units held by our general partner and its affiliates, and (y) prior to August 9, 2018, so long as the holders of the incentive distribution rights as of the date of our partnership agreement, together with their affiliates, continue to own a majority of the incentive distribution rights, the holders of a majority of the incentive distribution rights. The ownership of more than 33 2/3% of the outstanding common units, series A preferred units and series C preferred units and a majority of the incentive distribution rights by our general partner and its affiliates gives them the ability to prevent our general partner’s removal. As of December 31, 2017 affiliates of our general partner owned approximately 47.8% of the aggregate outstanding common units, series A preferred units and series C preferred units on an as converted to common units basis, and our general partner and its affiliates owns 100% of the outstanding incentive distribution rights.

Our partnership agreement also provides that if our general partner is removed as our general partner under circumstances where cause does not exist and units held by our general partner and its affiliates are not voted in favor of that removal:

•	any existing arrearages in payment of the minimum quarterly distribution on the common units will be extinguished; and

•	our general partner will have the right to convert its general partner interest and its incentive distribution rights into common units or to receive cash in exchange for those interests based on the fair market value of the interests at the time.

In the event of removal of our general partner under circumstances where cause exists or withdrawal of our general partner where that withdrawal violates our partnership agreement, a successor general partner will have the option to purchase the general partner interest and incentive distribution rights of the departing general partner for a cash payment equal to the fair market value of those interests. Under all other circumstances where our general partner withdraws or is removed by the limited partners, the departing general partner will have the option to require the successor general partner to purchase the general partner interest of the departing general partner and its incentive distribution rights for their fair market value. In each case, this fair market value will be determined by agreement between the departing general partner and the successor general partner. If no agreement is reached, an independent investment banking firm or other independent expert selected by the departing general partner and the successor general partner will determine the fair market value. Or, if the departing general partner and the successor general partner cannot agree upon an expert, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.

If the option described above is not exercised by either the departing general partner or the successor general partner, the departing general partner’s general partner interest and its incentive distribution rights will automatically convert into common units equal to the fair market value of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.

In addition, we will be required to reimburse the departing general partner for all amounts due to it, including, without limitation, all employee-related liabilities, including severance liabilities, incurred in connection with the termination of any employees employed by the departing general partner or its affiliates for our benefit.

Transfer of General Partner Interest

Except for transfer by our general partner of all, but not less than all, of its general partner interest to:

•	an affiliate of our general partner (other than an individual); or

•	another entity as part of the merger, consolidation or conversion of our general partner with or into another entity or the transfer by our general partner of all or substantially all of its assets to another entity, our general partner may not transfer all or any of its general partner interest to another person prior to June 30, 2020 without the approval of the holders of at least a majority of the outstanding common units, series A preferred units and series C preferred units voting as a single class and excluding common units, series A preferred units and series C preferred units held by our general partner and its affiliates. As a condition of this transfer, the transferee must, among other things, assume the rights and duties of our general partner, agree to be bound by the provisions of our partnership agreement and furnish an opinion of counsel regarding limited liability and tax matters.

Our general partner and its affiliates may, at any time, transfer common units, series A preferred units or series C preferred units to one or more persons, without unitholder approval.

Transfer of Ownership Interests in Our General Partner

At any time, the owners of our general partner may sell or transfer all or part of their ownership interests in our general partner to an affiliate or a third party without the approval of our unitholders.

Transfer of Units and Incentive Distribution Rights

By transfer of units, incentive distribution rights or other limited partnership interests in accordance with our partnership agreement, each transferee of such a limited partnership interest will be admitted as a limited partner with respect to the limited partnership interest transferred when such transfer and admission is reflected in our books and records. Each transferee:

•	represents that the transferee has the capacity, power and authority to become bound by our partnership agreement;

•	automatically becomes bound by the terms and conditions of our partnership agreement; and

•	gives the consents, waivers and approvals contained in our partnership agreement, such as the approval of all transactions and agreements we entered into in connection with our formation and the initial public offering.

We may, at our discretion, treat the nominee holder of units or incentive distribution rights as the absolute owner. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

Units and incentive distribution rights are securities and any transfers are subject to the laws governing transfer of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a limited partner for the transferred units or incentive distribution rights.

Until a unit or incentive distribution right has been transferred on our books, we and the transfer agent may treat the record holder of the unit or right as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

Our general partner and its affiliates have the right to transfer their common units, incentive distribution rights, series A preferred units or series C preferred units at any time.

Change of Management Provisions

Our partnership agreement contains specific provisions that are intended to discourage a person or group from attempting to remove our general partner or otherwise change our management. If any person or group, other than our general partner and its affiliates, acquires beneficial ownership of 20.0% or more of any class of units, that person or group loses voting rights on all of its units. This loss of voting rights does not apply to any person or group that acquires the units directly from our general partner or its affiliates or any transferee of that person or group that is approved by our general partner or to any person or group who acquires the units with the prior approval of the board of directors of our general partner.

Our partnership agreement also provides that if our general partner is removed as our general partner under circumstances where cause does not exist and units held by our general partner and its affiliates are not voted in favor of that removal:

•	any existing arrearages in payment of the minimum quarterly distribution on the common units will be extinguished; and

•	our general partner will have the right to convert its general partner interest and its incentive distribution rights into common units or to receive cash in exchange for those interests based on the fair market value of the interests at the time.

Limited Call Right

If at any time our general partner and its affiliates own more than 80.0% of the then-issued and outstanding limited partner interests of any class, our general partner will have the right, which it may assign in whole or in part to any of its affiliates or to us, to acquire all, but not less than all, of the remaining limited partner interests of the class held by unaffiliated persons as of a record date to be selected by our general partner, on at least 10, but not more than 60, days’ notice. The purchase price in the event of this purchase is the greater of:

•	the highest price paid by our general partner or any of its affiliates for any limited partner interests of the class purchased within the 90 days preceding the date on which our general partner first mails notice of its election to purchase those limited partner interests; and

•	the average of the daily closing prices of the partnership securities of such class for the 20 consecutive trading days preceding the date three days before the date the notice is mailed.

As a result of our general partner’s right to purchase outstanding limited partner interests, a holder of limited partner interests may have his limited partner interests purchased at an undesirable time or price. The tax consequences to a unitholder of the exercise of this call right are the same as a sale by that unitholder of his common units in the market. Please read “Material U.S. Federal Income Tax Consequences—Disposition of Common Units.”

Limited Series A Preferred Unit Conversion Right, Redemption Right, Anti-Dilution Right and Call Right

The series A preferred units are convertible in whole or in part into common units at the holder’s election at any time after January 1, 2014. As of December 31, 2017 each series A preferred unit is convertible into 1.1490 common units. The conversion rate is subject to adjustment as described in our partnership agreement to account for additional issuances, distributions, combinations, subdivisions and reclassifications of our securities.

Prior to the consummation of any recapitalization, reorganization, consolidation, merger, spin-off or other business combination in which the holders of common units are to receive securities, cash or other assets (a “Partnership Event”), we are obligated to make an irrevocable written offer, subject to consummating such transaction, to each holder of series A preferred units to redeem all (but not less than all) of such holder’s series A preferred units for a price per series A preferred unit payable in cash equal to the greater of (i) the sum of $17.50 and all accrued and accumulated but unpaid distributions for each series A preferred unit; and (ii) an amount equal to the product of (A) the number of common units into which each series A preferred unit is then convertible, and (B) the sum of the cash consideration per common unit to be paid to the holders of common units in connection with the Partnership Event, plus the fair market value per common unit of the securities or other assets to be distributed to the holders of the common units in connection with the Partnership Event. Upon receipt of such a redemption offer from us, each holder of series A preferred units may elect to receive such cash amount or a preferred security issued by the person surviving or resulting from the Partnership Event and containing provisions substantially equivalent to the provisions set forth in our partnership agreement with respect to the series A preferred units without material abridgement.

In the event that we issue, sell or grant any common units or convertible securities at an indicative per common unit price that is less than $17.50 (subject to customary anti-dilution adjustments, which as of December 31, 2017 has resulted in the series A adjusted issue price being approximately $15.23), then the conversion rate will be adjusted according to a formula. We have the right (the “series A-2 call right”) to require the series A-2 preferred unitholders to sell, assign and transfer all or a portion of the then outstanding series A-2 preferred units to us for a purchase price of $17.50 per series A-2 preferred unit (subject to appropriate adjustments). We may exercise the series A-2 call right at any time, in connection with its acquisition of assets or equity from Fund V, or one of its affiliates, for a purchase price in excess of $100 million. We may not exercise the series A-2 call right with respect to any series A-2 preferred units that a series A-2 unitholder has elected to convert into common units on or prior to the date we have provided notice of our intent to exercise the series A-2 call right, and may not exercise the series A-2 call right if doing so would result in a default under any of our financing agreements or obligations.

Limited Series C Preferred Unit Conversion Right, Redemption Right, Anti-Dilution Right and Call Right

The series C preferred units are convertible in whole or in part into common units at the holder’s election at any time. As of December 31, 2017 each series C preferred unit is convertible into 1.0456 common units. The conversion rate is subject to adjustment as described in our partnership agreement to account for additional issuances, distributions, combinations, subdivisions and reclassifications of our securities.

Prior to the consummation of a Partnership Event, we are obligated to make an irrevocable written offer, subject to consummation of such transaction, to the holders of series C preferred units to redeem all (but not less than all) of the series C preferred units for a price per series C preferred unit payable in cash equal to the greater of (i) the sum of $14.00 and all accrued and accumulated but unpaid distributions for each series C preferred unit; and (ii) an amount equal to the product of (A) the number of common units into which each series C preferred unit is then convertible, and (B) the sum of the cash consideration per common unit to be paid to the holders of common units in connection with such transaction, plus the fair market value per common unit of the securities or other assets to be distributed to the holders of the common units in connection with such transaction. Upon receipt of a redemption offer, each holder of series C preferred units may elect to receive the cash amount or a preferred security issued by the person surviving or resulting from the Partnership Event and containing provisions substantially equivalent to the provisions set forth in our partnership agreement with respect to the series C preferred units without material abridgement.

In the event that we issue, sell, or grant any common units or securities convertible into common units at an indicative per common unit price that is less than $14.00 per unit (subject to customary anti-dilution adjustments), then the conversion rate will be adjusted according to a formula to provide for an increase in the number of common units into which series C preferred units are convertible.

Meetings; Voting

Except as described below regarding a person or group owning 20.0% or more of any class of units then outstanding, unitholders who are record holders of units on the record date will be entitled to notice of, and to vote at, meetings of our limited partners and to act upon matters for which approvals may be solicited.

Our general partner does not anticipate that any meeting of unitholders will be called in the foreseeable future. Any action that is required or permitted to be taken by the unitholders may be taken either at a meeting of the unitholders or without a meeting if consents in writing describing the action so taken are signed by holders of the number of units necessary to authorize or take that action at a meeting. Meetings of the unitholders may be called by our general partner or by unitholders owning at least 20.0% of the outstanding units of the class for which a meeting is proposed. Unitholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding units of the class or classes for which a meeting has been called, represented in person or by proxy, will constitute a quorum unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum will be the greater percentage.

Each record holder of a unit has a vote according to its percentage interest in us, although additional limited partner interests having special voting rights could be issued. Please read “—Issuance of Additional Securities.” However, if at any time any person or group, other than our general partner and its affiliates, or a direct or subsequently approved transferee of our general partner or its affiliates or any person or group who acquires the units with the prior approval of the board of directors of our general partner, acquires, in the aggregate, beneficial ownership of 20.0% or more of any class of units then outstanding, that person or group will lose voting rights on all of its units and the units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes, determining the presence of a quorum, or for other similar purposes. Common units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and its nominee provides otherwise.

Any notice, demand, request, report or proxy material required or permitted to be given or made to record holders of common units under our partnership agreement will be delivered to the record holder by us or by the transfer agent.

Status as Limited Partner

By transfer of common units in accordance with our partnership agreement, each transferee of common units will be admitted as a limited partner with respect to the common units transferred when such transfer and admission are reflected in our books and records. Except as described above under “—Limited Liability,” the common units will be fully paid, and unitholders will not be required to make additional contributions.

Non-Citizen Assignees; Non-Taxpaying Assignees; Redemption

To avoid any adverse effect on the maximum applicable rates chargeable to customers by us under Federal Energy Regulatory Commission regulations, or in order to reverse an adverse determination that has occurred regarding such maximum applicable rate, our partnership agreement provides our general partner with the power to amend the agreement. If our general partner, with the advice of counsel, determines that we are not being treated as an association taxable as a corporation or otherwise taxable as an entity for U.S. federal income tax purposes, coupled with the tax status (or lack of proof thereof) of one or more of our limited partners, has, or is reasonably likely to have, a material adverse effect on the maximum applicable rates chargeable to customers by us, then our general partner may adopt such amendments to our partnership agreement as it determines necessary or advisable to:

•	obtain proof of the U.S. federal income tax status of our member (and their owners, to the extent relevant); and

•	permit us to redeem the units held by any person whose tax status has or is reasonably likely to have a material adverse effect on the maximum applicable rates or who fails to comply with the procedures instituted by our general partner to obtain proof of the U.S. federal income tax status. The redemption price in the case of such a redemption will be the average of the daily closing prices per unit for the 20 consecutive trading days immediately prior to the date set for redemption.

A non-taxpaying assignee will not have the right to direct the voting of his units and may not receive distributions in kind upon our liquidation.

Indemnification

Under our partnership agreement, we will indemnify the following persons, in most circumstances, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

•	our general partner;

•	any departing general partner;

•	any person who is or was an affiliate of our general partner or any departing general partner;

•	any person who is or was a member, manager, partner, director, officer, fiduciary or trustee of the partnership, our subsidiaries, our general partner, any departing general partner or any of their affiliates;

•	any person who is or was serving at the request of the general partner or any departing general partner as an officer, director, member, manager, partner, fiduciary or trustee of another person; and

•	any person designated by our general partner.

However, we will not provide indemnification if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the indemnitee is seeking indemnification, the indemnitee acted in bad faith or engaged in fraud or willful misconduct, or, in the case of a criminal matter, acted with knowledge that the indemnitee’s conduct was unlawful. In addition, we will, to the fullest extent permitted by law, advance expenses (including legal fees and expenses) incurred by an indemnitee in defending any claim, demand, action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnitee to repay such amount if it is ultimately determined that the indemnitee was not entitled to indemnification pursuant to our partnership agreement.

Any indemnification under these provisions will only be out of our assets. Unless it otherwise agrees, our general partner will not be personally liable for, or have any obligation to contribute or loan funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our partnership agreement.

Reimbursement of Expenses

Our partnership agreement requires us to reimburse our general partner for all direct and indirect expenses it incurs or payments it makes on our behalf and all other expenses allocable to us or otherwise incurred by our general partner in connection with operating our business. These expenses include salary, bonus, incentive compensation and other amounts paid to persons who perform services for us or on our behalf and expenses allocated to our general partner by its affiliates. Our general partner is entitled to determine in good faith the expenses that are allocable to us.

Books and Reports

Our general partner is required to keep or cause to be kept appropriate books and records of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on an accrual basis. For fiscal and tax reporting purposes, we use the calendar year.

We will furnish or make available (by posting on our website or other reasonable means) to record holders of common units, within 120 days after the close of each fiscal year, an annual report containing audited financial statements and a report on those financial statements by our independent public accountants, including a balance sheet and statements of operations, and our equity and cash flows. Except for our fourth quarter, we will also furnish or make available summary financial information within 90 days after the close of each quarter.

As soon as practicable, but in no event later than 90 days after the close of each quarter except the last quarter of each fiscal year, our general partner will mail or make available to each record holder of a unit a report containing our unaudited financial statements and such other information as may be required by applicable law, regulation or rule. This information is expected to be furnished in summary form so that some complex calculations normally required of partners can be avoided. Our ability to furnish this summary information to unitholders will depend on the cooperation of unitholders in supplying us with specific information. Every unitholder will receive information to assist him in determining its federal and state tax liability and filing its federal and state income tax returns, regardless of whether he supplies us with information.

Right to Inspect Our Books and Records

Our partnership agreement provides that a limited partner can, for a purpose reasonably related to its interest as a limited partner, upon reasonable demand and at its own expense, have furnished to him:

•	a current list of the name and last known business, residence or mailing address of each record holder;

•	copies of our partnership agreement, the certificate of limited partnership of the partnership, related amendments, and powers of attorney under which they have been executed;

•	information regarding the status of our business and financial condition; and

•	any other information regarding our affairs as is just and reasonable.

Our general partner may, and intends to, keep confidential from the limited partners trade secrets or other information the disclosure of which our general partner believes in good faith is not in our best interests or that we are required by law or by agreements with third parties to keep confidential.

Registration Rights

Under our partnership agreement, we have agreed to register for resale under the Securities Act and applicable state securities laws any common units, series A preferred units, series C preferred units, or other partnership securities proposed to be sold by our general partner or any of its affiliates other than individuals or their assignees, if an exemption from the registration requirements is not otherwise available. We are not obligated to effect more than six registrations at the request of our general partner or its affiliates. These registration rights continue, following any withdrawal or removal of American Midstream GP, LLC as our general partner, for two years and for so long thereafter as is required for the holder to sell its partnership securities. We are obligated to pay all expenses incidental to the registration at the request of our general partner, excluding underwriting discounts and commissions.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

This section is a summary of the material U.S. federal income tax consequences that may be relevant to prospective common unitholders who are individual citizens or residents of the United States and, unless otherwise noted in the following discussion, is the opinion of Gibson Dunn, counsel to AMID GP and AMID, only insofar as it relates to legal conclusions with respect to matters of U.S. federal income tax law. This section is based upon current provisions of the Code, including the provisions recently passed by Congress as part of the 2017 budget reconciliation act commonly referred to as the Tax Cuts and Jobs Act (hereinafter, “Tax Cuts and Jobs Act”), Treasury Regulations and current administrative rulings and court decisions, all of which are subject to change, possibly with retroactive effect. Later changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. A description of the material federal income tax consequences of the acquisition, ownership and disposition of preferred units will be set forth in the prospectus supplement relating to the offering of preferred units. Unless the context otherwise requires, references in this section to AMID include its operating subsidiaries.

The following discussion does not comment on all U.S. federal income tax matters affecting AMID or its common unitholders. Moreover, the discussion focuses on common unitholders who are individual citizens or residents of the United States (for U.S. federal income tax purposes) and has only limited application to corporations, estates, entities treated as partnerships for U.S. federal income tax purposes, trusts, nonresident aliens, U.S. expatriates and former citizens or long-term residents of the United States or other common unitholders subject to specialized tax treatment, such as banks, insurance companies and other financial institutions, tax-exempt institutions, non-U.S. persons (including, without limitation, controlled foreign corporations, passive foreign investment companies and non-U.S. persons eligible for the benefits of an applicable income tax treaty with the United States), IRAs, employee benefit and other tax-qualified retirement plans, real estate investment trusts (REITs) or mutual funds, dealers in securities or currencies, traders in securities, U.S. persons whose “functional currency” is not the U.S. dollar, persons holding their common units as part of a “straddle,” “hedge,” “conversion transaction” or other risk reduction transaction, persons who acquired their units by gift, and persons deemed to sell their common units under the constructive sale provisions of the Code. In addition, this discussion only comments to a limited extent on state tax consequences and U.S. federal alternative minimum taxes, and does not comment on local or non-U.S. tax consequences or non-income U.S. federal taxes. Accordingly, AMID encourages each prospective common unitholder to consult its own tax advisor in analyzing the U.S. federal, state, local and non-U.S. tax consequences particular to it of the ownership or disposition of AMID units and potential changes in applicable law.

AMID will rely on the opinions of Gibson Dunn regarding AMID’s status as a Partnership for federal income tax purposes. Unlike a ruling from the IRS, an opinion of counsel represents only that counsel’s best legal judgment and does not bind the IRS or the courts. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the IRS. Any contest of this sort with the IRS may materially and adversely impact the market for the common units and the prices at which the common units trade. In addition, the costs of any contest with the IRS, principally legal, accounting and related fees, will result in a reduction in cash available for distribution to AMID unitholders and AMID GP and thus will be borne indirectly by common unitholders and AMID GP. Furthermore, the tax treatment of AMID, or of an investment in AMID, may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied.

All statements as to matters of U.S. federal income tax law and legal conclusions with respect thereto, but not as to factual matters, contained in this section, unless otherwise noted, are the opinion of Gibson Dunn as of the date of effectiveness of this filing and are based on the accuracy of the representations made by AMID. Gibson Dunn has not undertaken any obligation to update its opinion after such date.

For the reasons described below, Gibson Dunn has not rendered an opinion with respect to the following specific U.S. federal income tax issues: (i) the treatment of a unitholder whose AMID units are loaned to a short seller to cover a short sale of AMID units (please read “—Tax Consequences of Unit Ownership—Treatment of Short Sales”); (ii) whether AMID’s monthly convention for allocating taxable income and losses is permitted by existing Treasury Regulations (please read “—Disposition of Units—Allocations Between Transferors and Transferees”); (iii) whether assignees of AMID units who are entitled to execute and deliver transfer applications, but who fail to execute and deliver transfer applications, will be treated as partners of AMID for tax purposes (please read “—Limited Partner Status”); and (iv) whether AMID’s method for depreciating Section 743 adjustments is sustainable in certain cases (please read “—Tax Consequences of Unit Ownership—Section 754 Election” and “—Uniformity of Common Units”).

Partnership Status

A partnership is not a taxable entity and generally incurs no U.S. federal income tax liability. Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss and deduction of the partnership in computing its U.S. federal income tax liability, regardless of whether cash distributions are made to such partner by the partnership. Distributions by a partnership to a partner are generally not taxable to the partner unless the amount of cash distributed to the partner is in excess of the partner’s adjusted basis in its partnership interest. Section 7704 of the Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception, referred to as the “Qualifying Income Exception,” exists with respect to publicly traded partnerships of which 90% or more of the gross income for every taxable year consists of “qualifying income.” Qualifying income includes income and gains derived from the transportation, processing, storage and marketing of crude oil, natural gas and products thereof. Other types of qualifying income include interest (other than from a financial business), dividends, gains from the sale or other disposition of real property and gains from the sale or other disposition of capital assets held for the production of income that otherwise constitutes qualifying income. Qualifying income does not include rental income from leasing personal property. AMID estimates that less than 7% of its gross income for its current taxable year will not be qualifying income; however, this estimate could change from time to time. Based upon and subject to this estimate, the factual representations made by AMID and AMID GP and a review of the applicable legal authorities, Gibson Dunn is of the opinion that at least 90% of AMID’s current gross income constitutes qualifying income. The portion of AMID’s income that is qualifying income may change from time to time.

No ruling has been or will be sought from the IRS regarding, and the IRS has made no determination as to, AMID’s status or the status of its operating subsidiaries for U.S. federal income tax purposes. Instead, AMID will rely on the opinion of Gibson Dunn on such matters. It is the opinion of Gibson Dunn that, based upon the Code, Treasury Regulations, published revenue rulings and court decisions and the representations described below that:

•	AMID will be classified as a partnership for U.S. federal income tax purposes; and

•	except as provided below, each of AMID’s operating subsidiaries is disregarded as an entity separate from AMID for U.S. federal income tax purposes.

In rendering its opinion, Gibson Dunn has relied on factual representations made by AMID and AMID GP. The representations made upon which Gibson Dunn has relied include:

•	neither AMID nor AMID’s operating subsidiaries (other than those noted below) have elected or will elect to be treated as a corporation for U.S. federal income tax purposes;

•	for each taxable year since and including the year of AMID’s initial public offering, more than 90% of AMID’s gross income has been and will be income that Gibson Dunn has opined or that AMID anticipates Gibson Dunn will opine is “qualifying income” within the meaning of Section 7704(d) of the Code; and

•	each hedging transaction that AMID treats as resulting in qualifying income has been and will be appropriately identified as a hedging transaction pursuant to applicable Treasury Regulations, and has been and will be associated with crude oil, natural gas, or products thereof that are held or to be held by AMID in activities that Gibson Dunn has opined or will opine result in qualifying income.

AMID believes that these representations have been true in the past and expects that these representations will continue to be true in the future.

If AMID fails to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the IRS may also require AMID to make adjustments with respect to its common unitholders or pay other amounts), AMID will be treated as if it had transferred all of its assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which AMID fails to meet the Qualifying Income Exception, in return for stock in that corporation, and then distributed that stock to the common unitholders in liquidation of their interests in AMID. This deemed contribution and liquidation should be tax-free to common unitholders and AMID so long as, at that time, AMID does not have liabilities in excess of the tax basis of its assets. Thereafter, AMID would be treated as a corporation for U.S. federal income tax purposes.

If AMID were taxed as a corporation in any taxable year, either as a result of a failure to meet the Qualifying Income Exception or otherwise, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to the common unitholders, and AMID’s net income would be taxed to it at corporate rates. If AMID were taxed as a corporation, AMID’s losses would not flow through to the common unitholders. In addition, any distribution made to a common unitholder would be treated as taxable dividend income, to the extent of AMID’s current and accumulated earnings and profits, or, in the absence of earnings and profits, a nontaxable return of capital, to the extent of the unitholder’s tax basis in its AMID common units, or taxable capital gain, after the unitholder’s tax basis in its AMID common units is reduced to zero. Accordingly, taxation as a corporation would result in a material reduction in a unitholder’s cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the AMID common units.

The discussion below is based on Gibson Dunn’s opinion that AMID will be classified as a partnership for U.S. federal income tax purposes.

Tax Treatment of Income Earned Through C Corporation Subsidiaries

A material portion of AMID’s taxable income is earned through C corporation subsidiaries. Such C corporation subsidiaries are subject to U.S. federal income tax on their taxable income at the corporate tax rate (currently 21%), and will likely pay state (and possibly local) income tax at varying rates, on their taxable income. Any such entity level taxes will reduce the cash available for distribution to AMID unitholders. Distributions from AMID’s C corporation subsidiaries will be taxed as dividend income to the extent of current and accumulated earnings and profits of such subsidiary (in the case of a distribution from American Midstream Finance Corporation or Argo Merger GP Sub, LLC) or of the consolidated group (in the case of a distribution from Blackwater Investments, Inc.). The maximum U.S. federal income tax rate applicable to such dividend income which is allocable to individuals currently is 20% and such dividend income is also considered investment income subject to the 3.8% Medicare tax under the circumstances described in “—Tax Consequences of Unit Ownership—Tax Rates.” An individual unitholder’s share of dividend and interest income from AMID’s C corporation subsidiaries would constitute portfolio income that could not be offset by the unitholder’s share of AMID’s other losses or deductions.

Recent Administrative and Legislative Developments

The present U.S. federal income tax treatment of publicly traded partnerships, such as an investment in the AMID units, may be modified by administrative, legislative or judicial interpretation at any time. From time to time, members of the U.S. Congress propose and consider substantive changes to the existing U.S. federal income tax laws that affect publicly traded partnerships, such as proposals eliminating the Qualifying Income Exception upon which AMID relies for its treatment as a partnership for U.S. federal income tax purposes. While the Tax Cuts and Jobs Act does not negatively impact the Qualifying Income Exception, there is no guarantee that such a negatively impactful proposal will not become part of any future legislation.

On January 24, 2017, the IRS and the U.S. Department of the Treasury published in the Federal Register final Treasury Regulations effective as of January 19, 2017 (the “Final Regulations”) that provide industry-specific guidance regarding whether income earned from certain activities will constitute qualifying income. AMID believes that the Final Regulations have not adversely affected AMID’s status as a partnership for U.S. federal income tax purposes.

Limited Partner Status

Common unitholders who have become limited partners of AMID will be treated as partners of AMID for U.S. federal income tax purposes. A common unitholder becomes a limited partner when the transfer or issuance of units to such person, or the admission of such person as a limited partner, is reflected in AMID’s books and records. Assignees who have executed and delivered transfer applications, and assignees who are awaiting admission as limited partners, will also be treated as partners of AMID for U.S. federal income tax purposes. Unitholders whose common units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their common units will be treated as the holder of such AMID units. As there is no direct authority addressing assignees of units who are entitled to execute and deliver transfer applications and thereby become entitled to direct the exercise of attendant rights, but who fail to execute and deliver transfer applications, Gibson Dunn’s opinion does not extend to these persons. Furthermore, a purchaser or other transferee of units who does not execute and deliver a transfer application may not receive some U.S. federal income tax information or reports furnished to record holders of units unless the units are held in a nominee or street name account and the nominee or broker has executed and delivered a transfer application for those units.

A beneficial owner of common units whose common units have been transferred to a short seller to complete a short sale would appear to lose its status as a partner with respect to those common units for U.S. federal income tax purposes. Please read “—Tax Consequences of Common Unit Ownership—Treatment of Short Sales.”

Income, gain, deductions or losses would not appear to be reportable by a common unitholder who is not a partner for U.S. federal income tax purposes, and any cash distributions received by a common unitholder who is not a partner for U.S. federal income tax purposes would therefore appear to be fully taxable as ordinary income. These holders are urged to consult their tax advisors with respect to their tax consequences of holding AMID common units. The references to common “unitholders” in the discussion that follows are to holders of AMID common units who are treated as partners in AMID for U.S. federal income tax purposes.

Tax Consequences of Common Unit Ownership

Flow-Through of Taxable Income

Subject to the discussion under “—Tax Treatment of Income Earned Through C Corporation Subsidiaries,” “—Entity-Level Collections” and “—Administrative Matters—Information Returns and Audit Procedures,” AMID will not pay any U.S. federal income tax. Instead, each common unitholder will be required to report on its income tax return its share of AMID’s income, gains, losses and deductions without regard to whether AMID makes cash distributions to such unitholder. Consequently, AMID may allocate income to a common unitholder even if it has not received a cash distribution. Each common unitholder will be required to include in income its allocable share of AMID’s income, gains, losses and deductions for AMID’s taxable year ending with or within its taxable year. AMID’s taxable year ends on December 31.

Deduction for Qualified Business Income

Under provisions recently passed by Congress as part of the Tax Cuts and Job Acts, a common unitholder that is an individual, estate or trust generally may deduct 20% of its qualified business income, including

“qualified publicly traded partnership income,” which is the sum of (i) the net amount of the common unitholder’s allocable share of AMID’s items of income and gain over deduction and loss that are effectively connected with AMID’s trade or business (which does not include investment income) and (ii) the unitholder’s gain from the sale or other disposition of its AMID units to the extent that such gain is attributable to Section 751 Assets (as defined below). Unless amended, this deduction applies only to taxable years beginning prior to December 31, 2025. Each common unitholder is encouraged to consult its own tax advisor in determining its eligibility for such deduction with respect to income allocable to it from AMID.

Treatment of Distributions

Distributions made by AMID to a common unitholder generally will not be taxable to the common unitholder for U.S. federal income tax purposes, except to the extent the amount of any such cash distribution exceeds such unitholder’s tax basis in its AMID common units immediately before the distribution. Cash distributions made by AMID to a unitholder in an amount in excess of a common unitholder’s tax basis in the common units generally will be considered to be gain from the sale or exchange of the common units, taxable in accordance with the rules described under “—Disposition of Common Units.” Any reduction in a common unitholder’s share of AMID’s liabilities for which no partner, including AMID GP, bears the economic risk of loss, known as “nonrecourse liabilities,” will be treated as a distribution by AMID of cash to that common unitholder. To the extent AMID’s distributions cause a common unitholder’s “at-risk” amount to be less than zero at the end of any taxable year, the common unitholder must recapture any losses deducted in previous years. Please read “—Limitations on Deductibility of Losses.”

A decrease in a common unitholder’s percentage interest in AMID because of AMID’s issuance of additional common units will decrease its share of AMID’s nonrecourse liabilities, and thus will result in a corresponding deemed distribution of cash. This deemed distribution may constitute a non-pro rata distribution. A non-pro rata distribution of money or property may result in ordinary income to a common unitholder, regardless of its tax basis in its AMID common units, if the distribution reduces the common unitholder’s share of AMID’s “unrealized receivables,” including depreciation recapture, and/or substantially appreciated “inventory items,” each as defined in Section 751 of the Code, and collectively, “Section 751 Assets.” To that extent, the unitholder will be treated as having been distributed its proportionate share of the Section 751 Assets and then having exchanged those assets with AMID in return for the non-pro rata portion of the actual distribution made to such unitholder. This latter deemed exchange will generally result in the common unitholder’s realization of ordinary income, which will equal the excess of (i) the non-pro rata portion of that distribution over (ii) the common unitholder’s tax basis (generally zero) for the share of Section 751 Assets deemed relinquished in the exchange.

Basis of Common Units

A common unitholder’s initial tax basis for its AMID common units will generally equal the amount the unitholder paid for the common units plus its share of AMID’s nonrecourse liabilities. A unitholder’s basis will be increased by its share of AMID’s income and by any increases in its share of AMID’s nonrecourse liabilities. That basis will be decreased, but not below zero, by distributions from AMID, by the common unitholder’s share of AMID’s losses, by any decreases in its share of AMID’s nonrecourse liabilities and by its share of AMID’s expenditures that are not deductible in computing taxable income and are not required to be capitalized. A common unitholder will have no share of AMID’s debt that is recourse to AMID GP under Section 752 of the Code and the regulations thereunder, but will have a share, generally based on its share of profits, of AMID’s nonrecourse liabilities. Please read “—Disposition of Common Units—Recognition of Gain or Loss.”

Limitations on Deductibility of Losses

The deduction by a common unitholder of its share of AMID’s losses will be limited to the tax basis in its common units and, in the case of an individual common unitholder, estate, trust or corporate unitholder (if more than 50% of the value of the corporate unitholder’s stock is owned directly or indirectly by or for five or fewer individuals or some tax-exempt organizations) to the amount for which the common unitholder is considered to be “at risk” with respect to AMID’s activities, if that amount is less than its tax basis. A common unitholder subject to these limitations must recapture losses deducted in previous years to the extent that distributions cause its at-risk amount to be less than zero at the end of any taxable year. Losses disallowed to a common unitholder or recaptured as a result of these limitations will carry forward and will be allowable as a deduction in a later year to the extent that its at-risk amount is subsequently increased, provided such losses do not exceed such unitholder’s tax basis in its AMID units. Upon the taxable disposition of a common unit, any gain recognized by a common unitholder can be offset by losses that were previously suspended by the at-risk limitation but may not be offset by losses suspended by the basis limitation. Any loss previously suspended by the at-risk limitation in excess of the gain recognized upon the taxable disposition of all of a unitholder’s AMID units would no longer be utilizable.

In general, a common unitholder will be at risk to the extent of the tax basis of its common units, excluding any portion of that basis attributable to its share of AMID’s nonrecourse liabilities, reduced by (i) any portion of that basis representing amounts otherwise protected against loss because of a guarantee, stop loss agreement or other similar arrangement and (ii) any amount of money it borrows to acquire or hold its common units, if the lender of those borrowed funds owns an interest in AMID, is related to the common unitholder or can look only to the units for repayment. A common unitholder’s at-risk amount will increase or decrease as the tax basis of the common unitholder’s common units increases or decreases, other than tax basis increases or decreases attributable to increases or decreases in its share of AMID’s nonrecourse liabilities.

In addition to the basis and at-risk limitations on the deductibility of losses, the passive loss limitations generally provide that individuals, estates, trusts and some closely held corporations and personal service corporations may deduct losses from passive activities, which are generally trade or business activities in which the taxpayer does not materially participate, only to the extent of the taxpayer’s income from those passive activities. The passive loss limitations are applied separately with respect to each publicly traded partnership. Consequently, any passive losses AMID generates will only be available to offset AMID’s passive income generated in the future and will not be available to offset income from other passive activities or investments, including AMID’s investments or a common unitholder’s investments in other publicly traded partnerships, or a common unitholder’s salary or active business or other income. Passive losses that are not deductible because they exceed a unitholder’s share of income AMID generates may be deducted in full when the common unitholder disposes of its entire investment in AMID in a fully taxable transaction with an unrelated party. The passive loss limitations are applied after other applicable limitations on deductions, including the at-risk rules and the basis limitation.

A common unitholder’s share of AMID’s net income may be offset by any of the unitholder’s suspended passive losses from AMID, but it may not be offset by any other current or carryover losses from other passive activities, including those attributable to other publicly traded partnerships.

Finally, in addition to the other limitations described above, non-corporate taxpayers may only deduct business losses up to the gross income or gain attributable to such trade or business plus $250,000 ($500,000 for unitholders filing jointly). Amounts that may not be deducted in a taxable year may be carried forward into the following taxable year. This limitation shall be applied after the passive loss limitations and, unless amended, applies only to taxable years beginning prior to December 31, 2025.

Limitations on Interest Deductions

The deductibility of a non-corporate taxpayer’s “investment interest expense” is generally limited to the amount of that taxpayer’s “net investment income.” Investment interest expense includes:

•	interest on indebtedness properly allocable to property held for investment;

•	AMID’s interest expense attributed to income that is treated as portfolio income under the passive loss rules; and

•	the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent attributable to portfolio income.

The computation of a common unitholder’s investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a common unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment or (if applicable) qualified dividend income. The IRS has indicated that the net passive income earned by a publicly traded partnership will be treated as investment income to its common unitholders for purposes of the investment interest deduction limitation. In addition, the common unitholder’s share of AMID’s income that is treated as portfolio income under the passive loss rules will be treated as investment income.

AMID’s and its subsidiary partnerships’ and corporations’ ability to deduct interest on its indebtedness allocable to its trade or business will be limited to an amount equal to the sum of (i) AMID’s (or its applicable subsidiary’s) business interest income during the taxable year and (ii) 30% of AMID’s (or its applicable subsidiary’s) adjusted taxable income for such taxable year. If AMID (or its subsidiary) is not entitled to fully deduct its business interest in any taxable year, such excess interest expense will be allocated to each common unitholder as excess business interest and can be carried forward by the common unitholder to successive taxable years and used to offset any excess taxable income allocated by AMID to such common unitholder in future taxable years. Any excess business interest expense allocated to a common unitholder will reduce such unitholder’s tax basis in its AMID units in the year of the allocation even if the expense does not give rise to a deduction to the common unitholder in that year.

Entity-Level Collections

If AMID is required or elects under applicable law to pay any U.S. federal, state, local or non-U.S. income tax on behalf of any common unitholder or AMID GP or any former common unitholder, AMID is authorized to pay those taxes from AMID’s funds. That payment, if made, will be treated as a distribution of cash to the common unitholder, AMID GP or former unitholder on whose behalf the payment was made. If the payment is made on behalf of a person whose identity cannot be determined, AMID is authorized to treat the payment as a distribution to all current common unitholders. AMID is authorized to amend its partnership agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of common units and to adjust later distributions, so that after giving effect to these distributions, the priority and characterization of distributions otherwise applicable under the partnership agreement is maintained as nearly as is practicable. Payments by AMID as described above could give rise to an overpayment of tax on behalf of a particular unitholder, in which event the common unitholder would be required to file a claim with the appropriate authority in order to obtain a credit or refund.

Allocation of Income, Gain, Loss and Deduction

In general, if AMID has a net profit, its items of income, gain, loss and deduction will be allocated among AMID GP and the common unitholders in accordance with their percentage interests in AMID. At any time that incentive distributions are made to AMID GP, gross income will be allocated to AMID GP to the extent of these distributions. Similarly, at any time that distributions are made in respect of series A preferred units, series C preferred units, and series E preferred units, net profit will be allocated to holders of series A preferred units, series C preferred units, and series E preferred units, as applicable, to the extent of these distributions. Upon certain events (such as the conversion of a series A preferred unit, a series C preferred unit or a series E preferred unit into an AMID Common Unit), AMID’s items of income, gain, loss and deduction will be allocated to (and, in some circumstances, reallocated among) holders of units in order to cause the capital accounts of all unitholders to be equal on a per unit basis. If AMID has a net loss, that loss will be allocated first to AMID GP and the common unitholders in accordance with their percentage interests in AMID to the extent of their positive capital accounts, second, to the holders of series A preferred units, series C preferred units, and series E preferred units to the extent of their positive capital accounts, and third, to AMID GP.

Specified items of AMID’s income, gain, loss and deduction will be allocated to account for (i) any difference between the tax basis and fair market value of AMID’s assets at the time of an offering and (ii) any difference between the tax basis and fair market value of any property contributed to AMID that exists at the time of such contribution, together referred to in this discussion as the “Contributed Property.” The effect of these allocations, referred to as “Section 704(c) Allocations,” to a unitholder acquiring AMID common units from AMID will be essentially the same as if the tax bases of AMID’s assets were equal to their fair market values at the time of such acquisition.

In the event AMID issues additional AMID units or engages in certain other transactions in the future, “reverse Section 704(c) Allocations,” similar to the Section 704(c) Allocations described above, will be made to AMID GP and all AMID unitholders immediately prior to such issuance or other transactions to account for the difference between the “book” basis for purposes of maintaining capital accounts and the fair market value of all property held by AMID at the time of such issuance or future transaction. In addition, items of recapture income will be allocated to the extent possible to the common unitholder who was allocated the deduction giving rise to the treatment of that gain as recapture income in order to minimize the recognition of ordinary income by some unitholders. Finally, although AMID does not expect that its operations will result in the creation of negative capital accounts, if negative capital accounts nevertheless result, items of AMID’s income and gain will be allocated in an amount and manner sufficient to eliminate the negative balance as quickly as possible.

An allocation of items of AMID’s income, gain, loss or deduction, other than an allocation required by the Code to eliminate the difference between a partner’s “book” capital account, credited with the fair market value of Contributed Property, and “tax” capital account, credited with the tax basis of Contributed Property, referred to in this discussion as the “Book-Tax Disparity,” will generally be given effect for U.S. federal income tax purposes in determining a partner’s share of an item of income, gain, loss or deduction only if the allocation has “substantial economic effect.” In any other case, a partner’s share of an item will be determined on the basis of its interest in AMID, which will be determined by taking into account all the facts and circumstances, including:

•	its relative contributions to AMID;

•	the interests of all the partners in profits and losses;

•	the interest of all the partners in cash flow; and

•	the rights of all partners to distributions of capital upon liquidation.

Treatment of Short Sales

A common unitholder whose common units are loaned to a “short seller” to cover a short sale of common units may be considered as having disposed of those common units. If so, the unitholder would no longer be treated for tax purposes as a partner with respect to those common units during the period of the loan and may recognize gain or loss from the disposition. As a result, during this period:

•	any of AMID’s income, gain, deduction or loss with respect to those common units would not be reportable by the common unitholder;

•	any cash distributions received by the common unitholder as to those common units would be fully taxable; and

•	While not entirely free from doubt, all of these distributions would appear to be ordinary income.

Because there is no direct or indirect controlling authority on the issue relating to partnership interests, Gibson Dunn has not rendered an opinion regarding the tax treatment of a unitholder whose AMID units are loaned to a short seller to cover a short sale of common units; therefore, common unitholders desiring to assure their status as partners and avoid the risk of gain recognition from a loan to a short seller are urged to consult a tax advisor to discuss whether it is advisable to modify any applicable brokerage account agreements to prohibit their brokers from borrowing and loaning their common units. The IRS has previously announced that it is studying issues relating to the tax treatment of short sales of partnership interests. Please also read “—Disposition of Common Units—Recognition of Gain or Loss.”

Alternative Minimum Tax

Each unitholder will be required to take into account its distributive share of any items of AMID’s income, gain, loss or deduction for purposes of the alternative minimum tax. The minimum tax rate for non-corporate married taxpayers filing jointly in 2018 is 26% on the first $187,800 of alternative minimum taxable income in excess of the exemption amount and 28% on any additional alternative minimum taxable income. Unitholders are urged to consult with their tax advisors as to the impact of an investment in units on their liability for the alternative minimum tax.

Tax Rates

Under current law, the highest marginal U.S. federal income tax rate applicable to ordinary income of individuals is 37% and the highest marginal U.S. federal income tax rate applicable to long-term capital gains (generally, capital gains on certain assets held for more than twelve months) of individuals is 20%. Unless amended, the 37% rate applies only to taxable years beginning prior to December 31, 2025. Thereafter, the highest marginal U.S. federal income tax rate applicable to ordinary income individuals is 39.6%.

In addition, a 3.8% Medicare tax is imposed upon certain net investment income earned by individuals, estates and trusts. For these purposes, net investment income generally includes a common unitholder’s allocable share of AMID’s income and gain realized by a common unitholder from a sale of common units. In the case of an individual, the tax will be imposed on the lesser of (i) the common unitholder’s net investment income or (ii) the amount by which the common unitholder’s modified adjusted gross income exceeds $250,000 (if the unitholder is married and filing jointly or a surviving spouse), $125,000 (if the common unitholder is married and filing separately) or $200,000 (in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed net investment income or (ii) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins. Prospective common Unitholders are urged to consult with their tax advisors as to the impact of this Medicare tax on an investment in AMID common units.

Section 754 Election

AMID has made the election permitted by Section 754 of the Code. That election is irrevocable without the consent of the IRS. The election will generally permit AMID to adjust a common unit purchaser’s tax basis in AMID’s assets (“inside basis”) under Section 743(b) of the Code to reflect its purchase price. This election does not apply with respect to a person who purchases AMID common units directly from AMID. The Section 743(b) adjustment belongs only to the purchaser and not to other common unitholders. For purposes of this discussion, a common unitholder’s inside basis in AMID’s assets will be considered to have two components: (i) its share of AMID’s tax basis in its assets (“common basis”) and (ii) its Section 743(b) adjustment to that basis.

The timing of deductions attributable to a Section 743(b) adjustment to AMID’s common basis will depend upon a number of factors, including the nature of the assets to which the adjustment is allocable, the extent to which the adjustment offsets any section 704(c) type gain or loss with respect to an asset and certain elections

AMID makes as to the manner in which it applies Section 704(c) principles with respect to an asset with respect to which the adjustment is allocable. Please read “—Tax Consequences of Unit Ownership—Allocation of Income, Gain, Loss and Deduction.” The timing of these deductions may affect the uniformity of AMID’s units. Under AMID’s partnership agreement, AMID GP is authorized to take a position to preserve the uniformity of common units even if that position is not consistent with these and any other Treasury Regulations. Please read “—Uniformity of Common Units.”

In certain instances, AMID may take a depreciation or amortization position under which all purchasers acquiring common units in the same month would receive depreciation or amortization, whether attributable to common basis or a Section 743(b) adjustment, based upon the same applicable rate as if they had purchased a direct interest in AMID’s assets. This kind of aggregate approach may result in lower annual depreciation or amortization deductions than would otherwise be allowable to some common unitholders. Please read “—Uniformity of Common Units.” A common unitholder’s tax basis for its AMID common units is reduced by its share of AMID’s deductions (whether or not such deductions were claimed on an individual’s income tax return) so that any position AMID takes that understates deductions will overstate the unitholder’s basis in its AMID common units, which may cause the common unitholder to understate gain or overstate loss on any sale of such common units. Please read “—Disposition of Common Units—Recognition of Gain or Loss.” Gibson Dunn has not rendered an opinion as to whether AMID’s method for depreciating Section 743 adjustments is sustainable for property subject to depreciation under Section 167 of the Code or if AMID uses an aggregate approach as described above, as there is no direct or indirect controlling authority addressing the validity of these positions. Moreover, the IRS may challenge AMID’s position with respect to depreciating or amortizing the Section 743(b) adjustment AMID takes to preserve the uniformity of the AMID Common Units. If such a challenge were sustained, the gain from the sale of common units might be increased without the benefit of additional deductions.

A Section 754 election is advantageous if the transferee’s tax basis in its AMID common units is higher than the common units’ share of the aggregate tax basis of AMID’s assets immediately prior to the transfer. In that case, as a result of the election, the transferee would have, among other items, a greater amount of depreciation deductions and its share of any gain or loss on a sale of AMID’s assets would be less. Conversely, a Section 754 election is disadvantageous if the transferee’s tax basis in its AMID common units is lower than those common units’ share of the aggregate tax basis of AMID’s assets immediately prior to the transfer. Thus, the fair market value of the common units may be affected either favorably or unfavorably by the election. A basis adjustment is required regardless of whether a Section 754 election is made in the case of a transfer of an interest in AMID if AMID has a substantial built-in loss immediately after the transfer, or if AMID distributes property and has a substantial basis reduction. Generally, a built-in loss or a basis reduction is substantial if it exceeds $250,000.

The calculations involved in the Section 754 election are complex and will be made on the basis of assumptions as to the value of AMID’s assets and other matters. For example, the allocation of the Section 743(b) adjustment among AMID’s assets must be made in accordance with the Code. The IRS could seek to reallocate some or all of any Section 743(b) adjustment allocated by AMID to its tangible assets to goodwill instead. Goodwill, as an intangible asset, is generally nonamortizable or amortizable over a longer period of time or under a less accelerated method than AMID’s tangible assets. AMID cannot assure you that the determinations it makes will not be successfully challenged by the IRS and that the deductions resulting from them will not be reduced or disallowed altogether. Should the IRS require a different basis adjustment to be made, and should, in AMID’s opinion, the expense of compliance exceed the benefit of the election, AMID may seek permission from the IRS to revoke its Section 754 election. If permission is granted, a subsequent purchaser of AMID units may be allocated more income than the purchaser would have been allocated had the election not been revoked.

Tax Treatment of Operations

Accounting Method and Taxable Year

AMID uses the year ending December 31 as its taxable year and the accrual method of accounting for U.S. federal income tax purposes. Each common unitholder will be required to include in income its share of AMID’s income, gain, loss and deduction for AMID’s taxable year ending within or with its taxable year. In addition, a common unitholder who has a taxable year ending on a date other than December 31 and who disposes of all of its AMID common units following the close of AMID’s taxable year but before the close of the unitholder’s taxable year must include its share of AMID’s income, gain, loss and deduction in income for its taxable year, with the result that the unitholder will be required to include in income for its taxable year its share of more than 12 months of AMID’s income, gain, loss and deduction. Please read “—Disposition of Units—Allocations Between Transferors and Transferees.”

Tax Basis, Depreciation and Amortization

The tax basis of AMID’s assets will be used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of these assets. The U.S. federal income tax burden associated with the difference between the fair market value of AMID’s assets and their tax basis immediately prior to an offering of new units will be borne by AMID’s partners holding interests in AMID prior to such offering. Please read “—Tax Consequences of Common Unit Ownership—Allocation of Income, Gain, Loss and Deduction.”

To the extent allowable, AMID may elect to use the depreciation and cost recovery methods, including bonus depreciation to the extent available, that will result in the largest deductions being taken in the early years after assets subject to these allowances are placed in service. Please read “—Uniformity of Common Units.” Property that AMID subsequently acquires or constructs may be depreciated using accelerated methods permitted by the Code.

The IRS may challenge the useful lives assigned to AMID’s assets or seek to characterize intangible assets as nonamortizable goodwill. If any such challenge or characterization is successful, the deductions allocated to a unitholder in respect of AMID’s assets could be reduced, and its share of taxable income received from AMID could be increased accordingly. Any such increase could be material.

If AMID disposes of depreciable property by sale, foreclosure or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation previously deducted and the nature of the property, may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, a common unitholder who has taken cost recovery or depreciation deductions with respect to property AMID owns will likely be required to recapture some or all of those deductions as ordinary income upon a sale of its interest in AMID. Please read “—Tax Consequences of Common Unit Ownership—Allocation of Income, Gain, Loss and Deduction” and “—Disposition of Common Units—Recognition of Gain or Loss.”

The costs that AMID incurs in selling its units (called “syndication expenses”) must be capitalized and cannot be deducted currently, ratably or upon AMID’s termination. There are uncertainties regarding the classification of costs as organization expenses, which may be amortized by AMID, and as syndication expenses, which may not be amortized by AMID. The underwriting discounts and commissions that AMID incurs will be treated as syndication expenses.

Valuation and Tax Basis of AMID’s Properties

The U.S. federal income tax consequences of the ownership and disposition of AMID common units will depend in part on AMID’s estimates of the relative fair market values, and the initial tax bases, of its assets. Although AMID may from time to time consult with professional appraisers regarding valuation matters, AMID will make many of the relative fair market value estimates by itself. These estimates and determinations of basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or determinations of basis are later found to be incorrect, the character and amount of items of income, gain, loss or deductions previously reported by common unitholders might change, and common unitholders might be required to adjust their tax liability for prior years and incur interest and penalties with respect to those adjustments.

Disposition of Common Units

Recognition of Gain or Loss

Gain or loss will be recognized on a sale of AMID common units equal to the difference between the common unitholder’s amount realized and the common unitholder’s tax basis for the common units sold. A common unitholder’s amount realized will be measured by the sum of the cash or the fair market value of other property received by it plus its share of AMID’s nonrecourse liabilities attributable to the common units sold. Because the amount realized includes all or a portion of a unitholder’s share of AMID’s nonrecourse liabilities, the gain recognized on the sale of common units could result in a tax liability in excess of any cash received from the sale.

A unitholder’s tax basis in the unitholder’s units is adjusted by distributions, as well as by virtue of allocations of income, gains, losses, deductions and liabilities. Please read “—Tax Consequences of Unit Ownership—Basis of Common Units.” Prior distributions from AMID in excess of cumulative net taxable income for an AMID common unit that decreased a unitholder’s tax basis in that unit, in effect, will become taxable income if the unit is sold at a price greater than the unitholder’s tax basis in that unit, even if the price received is less than its original cost. If any of AMID’s allocations are subsequently disputed by the IRS, unitholders who sold units prior to the resolution of such dispute may be required to increase or decrease the amount of gain or loss reported on such sale. Please read—Allocations Between Transferors and Transferees” and “—Tax Consequences of Common Unit Ownership—Section 754 Election.”

Except as noted below, gain or loss recognized by a common unitholder, other than a “dealer” in common units, on the sale or exchange of an AMID common unit will generally be taxable as capital gain or loss. Capital gain recognized by an individual on the sale of AMID common units held for more than 12 months will generally be taxed at the U.S. federal income tax rate applicable to long-term capital gains. However, a portion of this gain or loss, which will likely be substantial, will be separately computed and taxed as ordinary income or loss under Section 751 of the Code to the extent attributable to assets giving rise to depreciation recapture or other “unrealized receivables” or to “inventory items” that AMID owns. Ordinary income attributable to unrealized receivables, inventory items and depreciation recapture may exceed net taxable gain realized upon the sale of a common unit and may be recognized even if there is a net taxable loss realized on the sale of an AMID common unit. Thus, a unitholder may recognize both ordinary income and a capital loss upon a sale of common units. Capital losses may offset capital gains and no more than $3,000 of ordinary income each year, in the case of individuals, and may only be used to offset capital gains in the case of corporations. Both ordinary income and capital gain recognized on a sale of AMID units may be subject to the additional Medicare tax in certain circumstances. Please read “—Tax Consequences of Common Unit Ownership—Tax Rates.”

The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an “equitable apportionment” method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner’s tax basis in its entire interest in the partnership as the value of the interest sold bears to the value of the partner’s entire interest in the partnership. Treasury Regulations under Section 1223 of the Code allow a selling common unitholder who can identify AMID common units transferred with an ascertainable holding period to elect to use the actual holding period of the common units transferred. Thus, according to the ruling discussed above, a common unitholder will be unable to select high or low basis common units to sell as would be the case with corporate stock, but, according to the Treasury Regulations, the unitholder may designate specific common units sold for purposes of determining the holding period of common units transferred. A common unitholder electing to use the actual holding period of common units transferred must consistently use that identification method for all subsequent sales or exchanges of common units. A common unitholder considering the purchase of additional common units or a sale of common units purchased in separate transactions is urged to consult its tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.

Specific provisions of the Code can affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an “appreciated” partnership interest, one in which gain would be recognized if it were sold, assigned or terminated at its fair market value, if the taxpayer or related persons enter(s) into a short sale, an offsetting notional principal contract or a futures or forward contract, in each case, with respect to the partnership interest or substantially identical property.

Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is also authorized to issue regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position.

Allocations Between Transferors and Transferees

In general, AMID’s taxable income and losses will be determined annually, will be prorated on a monthly basis and will be subsequently apportioned among the common unitholders in proportion to the number of common units owned by each of them as of the opening of the applicable exchange on the first business day of the month, which is referred to as the “Allocation Date.” However, gain or loss realized on a sale or other disposition of AMID’s assets other than in the ordinary course of business will be allocated among the unitholders on the Allocation Date in the month in which that gain or loss is recognized. As a result, a common unitholder transferring units may be allocated income, gain, loss and deduction realized after the date of transfer.

The U.S. Treasury Department and the IRS have adopted final Treasury Regulations that allow publicly traded partnerships to use similar monthly simplifying conventions to allocate tax items among transferor and transferee common unitholders. However, these regulations do not specifically authorize all aspects of the proration method AMID adopted. Accordingly, Gibson Dunn is unable to opine on the validity of all aspects of AMID’s method of allocating income, gain, loss, and deductions among transferor and transferee and transferor common unitholders. If the IRS were to successfully challenge AMID’s proration method, AMID may be required to change the allocation of items of income, gain, loss, and deduction among its common unitholders. AMID is authorized to revise its method of allocation between transferor and transferee common unitholders, as well as common unitholders whose interests vary during a taxable year, to conform to these Treasury Regulations.

A common unitholder who owns common units at any time during a quarter and who disposes of those units prior to the record date set for a cash distribution for that quarter will be allocated items of AMID’s income, gain, loss and deductions attributable to that quarter but will not be entitled to receive that cash distribution.

Notification Requirements

A common unitholder who sells any AMID common units is generally required to notify AMID in writing of that sale within 30 days after the sale (or, if earlier, January 15 of the year following the sale), unless a broker or nominee will satisfy such requirement. A purchaser of common units who purchases common units from another common unitholder is also generally required to notify AMID in writing of that purchase within 30 days after the purchase. Upon receiving such notifications, AMID is required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. Failure to notify AMID of a transfer of common units, in some cases, may lead to the imposition of penalties. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the United States and who effects the sale or exchange through a broker who will satisfy such requirements.

Uniformity of Common Units

Because AMID cannot match transferors and transferees of AMID common units and for other reasons, AMID must maintain uniformity of the economic and tax characteristics of the AMID common units to a purchaser of these units. In the absence of uniformity, AMID may be unable to completely comply with a number of U.S. federal income tax requirements, both statutory and regulatory. Any non-uniformity could have a negative impact on the value of the AMID common units. Please read “—Tax Consequences of Common Unit Ownership—Section 754 Election.”

AMID’s partnership agreement permits AMID GP to take positions in filing AMID’s tax returns that preserve the uniformity of the AMID Common Units even under circumstances like those described above. These positions may include reducing for some unitholders the depreciation, amortization or loss deductions to which they would otherwise be entitled or reporting a slower amortization of Section 743(b) adjustments for some unitholders than that to which they would otherwise be entitled. Gibson Dunn is unable to opine as to validity of such filing positions. A unitholder’s basis in AMID common units is reduced by its share of AMID’s deductions (whether or not such deductions were claimed on an individual income tax return) so that any position that AMID takes that understates deductions will overstate the unitholder’s basis in its AMID common units, and may cause the unitholder to understate gain or overstate loss on any sale of such units. Please read “—Disposition of Units—Recognition of Gain or Loss” and “—Tax Consequences of Common Unit Ownership—Section 754 Election.” The IRS may challenge one or more of any positions AMID takes to preserve the uniformity of AMID common units. If such a challenge were sustained, the uniformity of AMID common units might be affected, and, under some circumstances, the gain from the sale of AMID common units might be increased without the benefit of additional deductions.

Tax-Exempt Organizations and Other Investors

Ownership of common units by employee benefit plans, other tax-exempt organizations, regulated investment companies, non-resident aliens, non-U.S. corporations and other non-U.S. persons raises issues unique to those investors and, as described below to a limited extent, may have substantially adverse tax consequences to them. If you are a tax-exempt entity or a non-U.S. person, you should consult your tax advisor before investing in AMID units. Employee benefit plans and other organizations exempt from U.S. federal income tax, including individual retirement accounts and other retirement plans, are subject to U.S. federal income tax on unrelated business taxable income. Virtually all of AMID’s income, less certain allowable deductions, allocated to a common unitholder that is a tax-exempt organization will be unrelated business taxable income and will be taxable to it.

Non-resident aliens and foreign corporations, trusts or estates that own common units will be considered to be engaged in business in the United States because of the ownership of common units. As a consequence, they will be required to file U.S. federal tax returns to report their share of AMID’s income, gain, loss or deduction and pay U.S. federal income tax at regular rates on their share of AMID’s net income or gain. Moreover, under rules applicable to publicly traded partnerships, AMID will withhold tax at the highest applicable effective tax rate, from cash distributions made to non-U.S. unitholders. Each non-U.S. unitholder must obtain a taxpayer identification number from the IRS and submit that number to AMID’s transfer agent on a Form W-8BEN or W-8BEN-E, or applicable substitute form, in order to obtain credit for these withholding taxes. AMID will also withhold tax on U.S. source income recognized by non-U.S. unitholders that is not effectively connected with

AMID’s U.S. trade or business, unless non-U.S. unitholders qualify for certain treaty benefits or an exception provided in the Code. Certain exceptions may require non-U.S. unitholders to provide certain information to AMID and to the IRS. A change in applicable law may require AMID to change these procedures. In addition, because a non-U.S. corporation that owns common units will be treated as engaged in a U.S. trade or business, that corporation may be subject to the U.S. branch profits tax at a rate of 30%, in addition to regular U.S. federal income tax, on its share of AMID’s income and gains, as adjusted for changes in the non-U.S. corporation’s “U.S. net equity,” that is effectively connected with the conduct of a U.S. trade or business. That tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the non-U.S. corporate unitholder is a “qualified resident.” In addition, this type of common unitholder is subject to special information reporting requirements under Section 6038C of the Code.

A non-U.S. unitholder who sells or otherwise disposes of a common unit will be subject to U.S. federal income tax on gain realized from the sale or disposition of that common unit to the extent the gain is effectively connected with a U.S. trade or business of the non-U.S. unitholder. While a 2017 decision by the United States Tax Court held that gain from the sale of a partnership interest is not, solely as a result of the U.S. trade or business activities of the partnership, treated as effectively connected with a U.S. trade or business of a non-U.S. partner, the Tax Cuts and Jobs Act effectively overturned this decision for dispositions occurring after November 27, 2017. The Tax Cuts and Jobs Act also imposes a 10% withholding tax on the amount realized on the disposition of a partnership interest by a non-U.S. partner. Such withholding tax obligation is currently suspended in the case of a disposition of certain publicly traded partnership interests until further guidance is provided. Moreover, under the Foreign Investment in Real Property Tax Act, a non-U.S. unitholder (other than certain “qualified foreign pension funds” (or an entity all of the interests of which are held by such a qualified foreign pension fund), which generally are entities or arrangements that are established and regulated by non-U.S. law to provide retirement or other pension benefits to employees, do not have a single participant or beneficiary that is entitled to more than 5% of the assets or income of the entity or arrangement and are subject to certain preferential tax treatment under the laws of the applicable country) generally will be subject to U.S. federal income tax upon the sale or disposition of an AMID common unit if (i) the unitholder owned (directly or constructively applying certain attribution rules) more than 5% of the common units at any time during the five-year period ending on the date of such disposition and (ii) 50% or more of the fair market value of all of AMID’s assets consisted of U.S. real property interests at any time during the shorter of the period during which such unitholder held the AMID common units or the five-year period ending on the date of disposition. Currently, AMID believes that more than 50% of its assets consist of U.S. real property interests and AMID does not expect that to change in the foreseeable future. However, because non-U.S. unitholders are expected to be subject to U.S. federal income tax on gain from the sale or disposition of their AMID common units as a result of the effectively connected income rules described above, the exclusion under the Foreign Investment in Real Property Tax Act for unitholders owning 5% or less of AMID common units will not prevent a non-U.S. unitholder from being subject to U.S. federal income tax on gain from the sale or disposition of its AMID common units.

Administrative Matters

Information Returns and Audit Procedures

AMID intends to furnish to each common unitholder, within 90 days after the close of each taxable year, specific tax information, including a Schedule K-1, which describes each common unitholder’s share of AMID’s income, gain, loss and deduction for AMID’s preceding taxable year. In preparing this information, which will not be reviewed by counsel, AMID will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each common unitholder’s share of income, gain, loss and deduction. AMID cannot assure common unitholders that those positions will yield a result that conforms to the requirements of the Code, Treasury Regulations or administrative interpretations of the IRS. Neither AMID nor Gibson Dunn can assure prospective unitholders that the IRS will not successfully contend in court that those positions are impermissible. Any challenge by the IRS could negatively affect the value of the AMID common units.

The IRS may audit AMID’s U.S. federal income tax information returns. Adjustments resulting from an IRS audit may require each unitholder to adjust a prior year’s tax liability, and possibly may result in an audit of its return. Any audit of a unitholder’s return could result in adjustments not related to AMID’s returns, as well as those related to AMID’s returns.

A unitholder must file a statement with the IRS identifying the treatment of any item on its U.S. federal income tax return that is not consistent with the treatment of the item on AMID’s return. Intentional or negligent disregard of this consistency requirement may subject a unitholder to substantial penalties.

Partnerships generally are treated as separate entities for purposes of U.S. federal income tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings with the partners. For taxable years beginning prior to January 1, 2018, the Code requires that one partner be designated as the “Tax Matters Partner” for these purposes. AMID’s partnership agreement names AMID GP as the Tax Matters Partner.

The Tax Matters Partner has made and will make some elections on AMID’s behalf and on behalf of common unitholders. In addition, the Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against common unitholders for items in AMID’s returns. The Tax Matters Partner may bind a common unitholder with less than a 1% profits interest in AMID to a settlement with the IRS unless that common unitholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the common unitholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any common unitholder having at least a 1% interest in profits or by any group of common unitholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review will go forward, and each common unitholder with an interest in the outcome may participate.

For taxable years beginning after December 31, 2017, if the IRS makes audit adjustments to AMID’s income tax returns, it may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustment directly from AMID. Similarly, for such taxable years, if the IRS makes audit adjustments to income tax returns filed by an entity in which AMID is a member or partner, it may assess and collect any taxes (including penalties and interest) resulting from such audit adjustment directly from such entity. Generally, AMID expects to elect to have AMID GP and unitholders take any such audit adjustment into account in accordance with their interests in AMID during the taxable year under audit, but there can be no assurance that such election will be effective in all circumstances. With respect to audit adjustments as to an entity in which AMID is a member or partner, AMID may not be able to have AMID GP and AMID unitholders take such audit adjustment into account. If AMID is unable to have AMID GP and AMID unitholders take such audit adjustment into account in accordance with their interests in AMID during the taxable year under audit, AMID’s current unitholders may bear some or all of the tax liability resulting from such audit adjustment, even if such unitholders did not own AMID units during the taxable year under audit. If, as a result of any such audit adjustment, AMID is required to make payments of taxes, penalties, and interest, AMID’s cash available for distribution to AMID unitholders might be substantially reduced.

Additionally, for taxable years beginning after December 31, 2017, the Code no longer requires that AMID designate a Tax Matters Partner. Instead AMID will designate a partner, or other person, with a substantial presence in the United States as the partnership representative (“Partnership Representative”). The Partnership Representative has the sole authority to act on AMID’s behalf for purposes of, among other things, U.S. federal income tax audits and judicial review of administrative adjustments by the IRS. If AMID does not make such a designation, the IRS can select any person as the Partnership Representative. AMID currently anticipates that it will designate AMID GP as the Partnership Representative. Further, any actions taken by AMID or by the Partnership Representative on AMID’s behalf with respect to, among other things, U.S. federal income tax audits and judicial review of administrative adjustments by the IRS, will be binding on AMID and all of the common unitholders.

Additional Withholding Requirements

Under the Foreign Account Tax Compliance Act, the relevant withholding agent may be required to withhold 30% of any interest, dividends and other fixed or determinable annual or periodical gains, profits and income from sources within the United States (“FDAP Income”) or gross proceeds from the sale or other disposition of any property of a type which can produce interest or dividends from sources within the United States (“Gross Proceeds”) paid to (i) a foreign financial institution (for which purposes includes foreign broker-dealers, clearing organizations, investment companies, hedge funds and certain other investment entities) unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (ii) a “non-financial foreign entity” (as specifically defined in the Code) that is a beneficial owner of the payment unless such entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity meets certain other specified requirements or otherwise qualifies for an exemption from this withholding. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these requirements may be subject to different rules. These rules generally apply to payments of FDAP Income and generally will apply to payments of relevant Gross Proceeds that are made after December 31, 2018. Thus, to the extent AMID has FDAP Income, or has Gross Proceeds after that date, that is not treated as effectively connected with a U.S. trade or business (please read “—Tax-Exempt Organizations and Other Investors”), unitholders who are foreign financial institutions or certain other non-U.S. entities may be subject to withholding on distributions they receive from AMID, or their distributive share of AMID’s income, pursuant to the rules described above. Prospective unitholders should consult their own tax advisors regarding the potential application of these withholding provisions to their investment in AMID units.

Nominee Reporting

Persons who hold an interest in AMID as a nominee for another person are required to furnish the following information to AMID:

•	the name, address and taxpayer identification number of the beneficial owner and the nominee;

•	a statement regarding whether the beneficial owner is:

•	a person that is not a U.S. person;

•	a government of a non-U.S. jurisdiction, an international organization or any wholly owned agency or instrumentality of either of the foregoing; or

•	a tax-exempt entity;

•	the amount and description of common units held, acquired or transferred for the beneficial owner; and

•	specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from dispositions.

Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on common units they acquire, hold or transfer for their own account. A penalty of $260 per failure, up to a maximum of $3,218,500 million per calendar year, is imposed by the Code for failure to report that information to AMID. The nominee is required to supply the beneficial owner of the common units with the information furnished to AMID.

Accuracy-Related Penalties

The Code imposes an additional tax equal to 20% of the amount of any portion of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements. The Code does not impose a penalty, however, for any portion of an underpayment if it is shown that there was a reasonable cause for that portion and that the taxpayer acted in good faith regarding that portion.

For individuals, a substantial understatement of income tax in any taxable year exists if the amount of the understatement exceeds the greater of 10% of the tax required to be shown on the return for the taxable year or $5,000 ($10,000 for most corporations). The amount of any understatement subject to penalty generally is reduced if any portion is attributable to a position adopted on the return: (a) for which there is, or was, “substantial authority;” or (b) as to which there is a reasonable basis and the pertinent facts of that position are disclosed on the return.

If any item of income, gain, loss or deduction included in the distributive shares of common unitholders might result in that kind of an “understatement” of income tax for which no “substantial authority” exists, AMID must adequately disclose the pertinent facts on its return. In addition, AMID will make a reasonable effort to furnish sufficient information for common unitholders to make adequate disclosure on their returns and to take other actions as may be appropriate to permit unitholders to avoid liability for this penalty. More stringent rules apply to “tax shelters,” which AMID does not believe includes AMID, or any of its investments, plans or arrangements.

A substantial valuation misstatement exists if (a) the value of any property, or the adjusted basis of any property, claimed on a tax return is 150% or more of the amount determined to be the correct amount of the valuation or adjusted basis, (b) the price for any property or services (or for the use of property) claimed on any such return with respect to any transaction between persons described in Section 482 of the Code is 200% or more (or 50% or less) of the amount determined under Section 482 to be the correct amount of such price or (c) the net Code Section 482 transfer price adjustment for the taxable year exceeds the lesser of $5 million or 10% of the taxpayer’s gross receipts. No penalty is imposed unless the portion of the underpayment attributable to a substantial valuation misstatement exceeds $5,000 ($10,000 for most corporations). If the valuation claimed on a return is 200% or more than the correct valuation or certain other thresholds are met, the penalty imposed increases to 40%. AMID does not anticipate making any valuation misstatements.

In addition, the 20% accuracy-related penalty also applies to any portion of an underpayment of tax that is attributable to transactions lacking economic substance. To the extent that such transactions are not adequately disclosed, the penalty imposed is increased to 40%. Additionally, there is no reasonable cause defense to the imposition of this penalty to such transactions. AMID does not anticipate undertaking any transactions that lack economic substance.

Reportable Transactions

If AMID were to engage in a “reportable transaction,” it (and possibly you and others) would be required to make a detailed disclosure of the transaction to the IRS. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a “listed transaction” or that it produces certain kinds of losses for partnerships, individuals, S corporations, and trusts in excess of $2 million in any single year, or $4 million in any combination of six successive taxable years (beginning with the taxable year in which the transaction are entered into). AMID’s participation in a reportable transaction could increase the likelihood that AMID’s U.S. federal income tax information return (and possibly your tax return) would be audited by the IRS. Please read “—Information Returns and Audit Procedures.”

Moreover, if AMID were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, you may be subject to the following additional consequences:

•	accuracy-related penalties with a broader scope, significantly narrower exceptions, and potentially greater amounts than described above at “—Accuracy-Related Penalties;”

•	for those persons otherwise entitled to deduct interest on U.S. federal tax deficiencies, non-deductibility of interest on any resulting tax liability; and

•	in the case of a listed transaction, an extended statute of limitations.

AMID does not expect to engage in any “reportable transactions.”

State, Local and Non-U.S. Tax Considerations

In addition to U.S. federal income taxes, a common unitholder likely will be subject to other taxes, such as state, local and non-U.S. income taxes, unincorporated business taxes and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which AMID conducts business or owns property or in which a common unitholder is a resident. AMID currently conducts business or owns property in several states, most of which impose personal income taxes on individuals. Most of these states also impose an income or other entity-level tax on corporations and other entities. Moreover, AMID may also do business or own property in other states in the future that impose income or similar taxes on individuals, corporations and other entities. Although an analysis of those various taxes is not presented here, each prospective common unitholder should consider their potential impact on its investment in AMID. A unitholder may be required to file income tax returns and to pay income taxes in many of these jurisdictions in which AMID conducts business or owns property and may be subject to penalties for failure to comply with those requirements. In some jurisdictions, tax losses may not produce a tax benefit in the year incurred and may not be available to offset income in subsequent taxable years. Some of the jurisdictions may require AMID, or AMID may elect, to withhold a percentage of income from amounts to be distributed to a common unitholder who is not a resident of the jurisdiction. Withholding, the amount of which may be greater or less than a particular common unitholder’s income tax liability to the jurisdiction, generally does not relieve a nonresident common unitholder from the obligation to file an income tax return. Amounts withheld will be treated as if distributed to common unitholders for purposes of determining the amounts distributed by AMID. Please read “—Tax Consequences of Common Unit Ownership—Entity-Level Collections.” Based on current law and AMID’s estimate of its future operations, AMID GP anticipates that any amounts required to be withheld will not be material.

It is the responsibility of each common unitholder to investigate the legal and tax consequences, under the laws of pertinent states, localities and non-U.S. jurisdictions, of its investment in AMID. Accordingly, each prospective common unitholder is urged to consult its own tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each common unitholder to file all state, local and non-U.S., as well as U.S. federal tax returns, that may be required of the unitholder. Gibson Dunn has not rendered an opinion on the alternative minimum, state, local or non-U.S. tax consequences of an investment in AMID.

INVESTMENT BY EMPLOYEE BENEFIT PLANS

An investment in us, including in our common units or preferred units, if any, by an employee benefit plan is subject to additional considerations to the extent that the investments by these plans are subject to the fiduciary responsibility and prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), restrictions imposed by Section 4975 of the Internal Revenue Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Internal Revenue Code or ERISA (collectively, “Similar Laws”). For these purposes, the term “employee benefit plan” includes, but is not limited to, certain qualified pension, profit-sharing and stock bonus plans, Keogh plans, simplified employee pension plans and tax deferred annuities or individual retirement accounts (“IRAs”) or annuities and other accounts established or maintained by an employer or employee organization, and entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements. Plans that are governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA or Section 4975(g)(3) of the Internal Revenue Code) and non-U.S. plans are not subject to the requirements of ERISA or Section 4975 of the Internal Revenue Code but may be subject to similar prohibitions under other applicable Similar Laws.

Incident to making an investment in us, among other things, consideration should be given by an employee benefit plan or other arrangement that is subject to Similar Laws (each of which we refer to as a “Plan”) to:

•	whether the investment is prudent under Section 404(a)(1)(B) of ERISA and any other applicable Similar Laws;

•	whether in making the investment, that Plan will satisfy the diversification requirements of Section 404(a)(l)(C) of ERISA and any other applicable Similar Laws;

•	whether the investment will result in recognition of unrelated business taxable income by the Plan and, if so, the potential after-tax investment return. Please read “Material U.S. Federal Income Tax Consequences—Tax-Exempt Organizations and Other Investors” on page 53; and

•	whether making such an investment will comply with the delegation of control and prohibited transaction provisions of ERISA, the Internal Revenue Code and any other applicable Similar Laws.

In addition, the person who has discretionary authority or control over the management or disposition of the assets of a Plan, often called a fiduciary, should determine whether an investment in us is authorized by the appropriate governing instrument and is a proper investment for the Plan.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit certain employee benefit plans, and Section 4975 of the Internal Revenue Code prohibits IRAs and certain other arrangements, from engaging in specified transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code with respect to the Plan that is covered by ERISA or the Internal Revenue Code unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Internal Revenue Code. In addition, the fiduciary of a Plan subject to ERISA that engaged in such a non-exempt prohibited transaction may be subject to excise taxes, penalties and liabilities under ERISA and the Internal Revenue Code. In the case of an IRA, the occurrence of a prohibited transaction could cause the IRA to lose its tax-exempt status.

In addition to considering whether investing in us is a prohibited transaction, a fiduciary of an employee benefit plan or other arrangement should consider whether the plan or arrangement will, by investing in us, be deemed to own an undivided interest in our assets, with the result that our general partner also would be considered to be a fiduciary of the plan and our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules and/or the prohibited transaction rules of the Internal Revenue Code, ERISA and any other applicable Similar Laws.

The U.S. Department of Labor regulations and Section 3(42) of ERISA provide guidance with respect to whether the assets of an entity in which employee benefit plans or other arrangements described above acquire equity interests would be deemed “plan assets” under some circumstances. Under these regulations, an entity’s assets would not be considered to be “plan assets” if, among other things:

•	the equity interests acquired by employee benefit plans or other arrangements described above are publicly offered securities; i.e., the equity interests are widely held by 100 or more investors independent of the issuer and each other, freely transferable and registered under some provisions of the federal securities laws;

•	the entity is an “operating company,”—i.e., it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority owned subsidiary or subsidiaries; or

•	less than 25% of the value of each class of equity interest, disregarding any such interests held by our general partner, its affiliates, and some other persons, is held by the employee benefit plans referred to above, IRAs and other employee benefit plans or arrangements subject to ERISA or Section 4975 of the Code.

We expect that our assets should not be considered “plan assets” under these regulations because the investment in our limited partner interests will satisfy the requirements in the first bullet point above.

The foregoing discussion is general in nature and not intended to be all-inclusive (nor should it be construed as legal advice). Plan fiduciaries contemplating a purchase of limited partner interests should consult with their own counsel regarding the consequences of such purchase under ERISA, the Internal Revenue Code and other Similar Laws in light of possible personal liability for any breach of fiduciary duties and the imposition of serious penalties on persons who engage in prohibited transactions under ERISA, the Internal Revenue Code or other Similar Laws. Due to the complexity of these rules and the excise taxes, penalties and liabilities that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing limited partner interests on behalf of, or with the assets of, any Plan consult with their own counsel regarding the potential applicability of ERISA, Section 4975 of the Internal Revenue Code and Similar Laws to such investment and whether an exemption would be applicable to the purchase of limited partner interests. The acquisition, holding and, to the extent relevant, disposition of limited partner interests by any Plan is in no respect by us or any of our affiliates or representatives a determination or representation that such an investment meets all relevant legal requirements with respect to investments by such Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby directly to purchasers, through agents, through underwriters, at the market, or through dealers.

We, or agents designated by us, may directly solicit, from time to time, offers to purchase the securities. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act, as amended. We will name the agents involved in the offer or sale of the securities and describe any commissions payable by us to these agents in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment. The agents may be entitled under agreements they may enter into with us to indemnification by us against specified civil liabilities, including liabilities under the Securities Act, as amended. The agents may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

If we use any underwriters in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement with those underwriters at the time of sale to them. We will set forth the names of the underwriters and the terms of the transaction in a prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. We may indemnify the underwriters under the underwriting agreement against specified liabilities, including liabilities under the Securities Act, as amended. The underwriters may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

Agents could make sales in privately negotiated transactions and/or by any other method permitted by law, including sales deemed to be “at-the-market” offerings as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the New York Stock Exchange, the existing trading market for our common units, or sales made to or through a market maker other than on an exchange.

To the extent that we make sales through one or more underwriters or agents in “at-the-market” offerings, we will do so pursuant to the terms of a sales agency financing agreement or other “at-the-market” offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell common units through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell common units on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any common units sold will be sold at prices related to the then prevailing market prices for such securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of common units. The terms of each such agreement will be set forth in more detail in the applicable prospectus supplement and any related free writing prospectus. In the event that any underwriter or agent acts as principal, or any broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain, or otherwise affect the price of common units. We will describe any such activities in the prospectus supplement or any related free writing prospectus relating to the transaction.

If we use a dealer in the sale of the securities in respect of which this prospectus is delivered, we will sell those securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. We may indemnify the dealers against specified liabilities, including liabilities under the Securities Act. The dealers may also be our customers or may engage in transactions with, or perform services for us in the ordinary course of business.

We also may sell common units directly. In this case, no underwriters or agents would be involved. We may use electronic media, including the Internet, to sell offered securities directly.

Because the Financial Industry Regulatory Authority (“FINRA”) views our common units as interests in a direct participation program, any offering of common units under the registration statement of which this prospectus forms a part will be made in compliance with Rule 2310 of the FINRA Conduct Rules.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a particular plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

In compliance with FINRA guidelines, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities, as to matters of United States law and other customary legal matters relating to the offering the securities issued by us, will be passed upon for us by Gibson, Dunn & Crutcher LLP, Houston, Texas. If the securities are being distributed through underwriters or agents, the validity of the securities will be passed upon for the underwriters or agents by counsel identified in the related prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to American Midstream Partners, LP’s Current Report on Form 8-K dated December 6, 2017 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) and incorporated in this prospectus by reference to the Annual Report on Form 10-K of American Midstream Partners, LP for the year ended December 31, 2016 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of internal control over financial reporting and which contains an explanatory paragraph due to the exclusion of certain elements of internal control over financial reporting of JP Energy Partners, LP, which American Midstream Partners, LP acquired during 2017) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Pinto Offshore Holdings, LLC as of December 31, 2016 and 2015 and for the year ended December 31, 2016 and period from September 9, 2015 (inception) through December 31, 2015, incorporated by reference in this prospectus and in the registration statement, have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Delta House FPS, LLC as of December 31, 2016 and 2015 and for each of the two years in the period ended December 31, 2016, incorporated by reference in this prospectus and in the registration statement, have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Delta House FPS, LLC as of and for the year ended December 31, 2014, appearing in American Midstream Partners, LP’s Current Report on Form 8-K/A filed on October 23, 2015 and incorporated by reference in this prospectus and in the registration statement have been audited by BDO USA, LLP, an independent auditor, as stated in their report incorporated by reference herein.

The financial statements of Delta House Oil and Gas Lateral, LLC as of December 31, 2016 and 2015 and for each of the two years in the period ended December 31, 2016, incorporated by reference in this prospectus and in the registration statement, have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Delta House Oil and Gas Lateral, LLC as of and for the year ended December 31, 2014, appearing in American Midstream Partners, LP’s Current Report on Form 8-K/A filed on October 23, 2015 and incorporated by reference in this prospectus and in the registration statement have been audited by BDO USA, LLP, an independent auditor, as stated in their report incorporated by reference herein.

The financial statements of Destin Pipeline Company, L.L.C. as of and for the year ended December 31, 2016, incorporated in this prospectus by reference to the Annual Report on Form 10-K of American Midstream Partners, LP for the year ended December 31, 2016, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Destin Pipeline Company, L.L.C. as of December 31, 2015 and 2014 and for the years then ended appearing in American Midstream Partners, LP’s Annual Report on Form 10-K for the year ended December 31, 2016 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, and included therein, incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Tri-States NGL Pipeline, L.L.C. as of and for the year then ended December 31, 2016, appearing in American Midstream Partners, LP’s Annual Report on Form 10-K for the year ended December 31, 2016, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Tri-States NGL Pipeline, L.L.C. as of December 31, 2015 and 2014 and for the years then ended appearing in American Midstream Partners, LP’s Annual Report on Form 10-K for the year ended December 31, 2016 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, and included therein, incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Okeanos Gas Gathering Company, LLC as of and for the year ended December 31, 2016 incorporated in this prospectus by reference to the Annual Report on Form 10-K of American Midstream Partners, LP for the year ended December 31, 2016, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Okeanos Gas Gathering Company, LLC as of December 31, 2015 and 2014 and for the years then ended appearing in American Midstream Partners, LP’s Annual Report on Form 10-K for the year ended December 31, 2016 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, and included therein, incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Main Pass Oil Gathering Company, LLC as of December 31, 2016 and 2015 and for each of the two years in the period ended December 31, 2016, incorporated by reference in this prospectus and in the registration statement, have been so incorporated in reliance on the report of BDO USA, LLP, an independent auditor, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Main Pass Oil Gathering Company as of December 31, 2014 and 2013 and for the years then ended appearing in American Midstream Partners, LP’s Annual Report on Form 10-K for the year ended December 31, 2016 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, and included herein, incorporated therein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The combined financial statements of Southcross Holdings Intermediary LLC, Southcross Holdings Guarantor GP LLC and Southcross Holdings Guarantor LP (collectively, the “SXH”) as of December 31, 2016 and 2015 and for each of the three years in the period ended December 31, 2016 appearing in the Current Report on Form 8-K of American Midstream Partners, LP dated December 14, 2017, which is incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an emphasis of a matter paragraph relating to (1) the Company obtaining a commitment from Southcross Holdings LP to assist the Company in maintaining compliance with the terms of its debt covenants, (2) Southcross Holdings LP, together with the Company (other than Southcross Energy Partners, L.P. (“SXE”), SXE’s general partner and SXE’s subsidiaries), commenced voluntary petitions under Chapter 11 of the United States Bankruptcy Code on March 28, 2016 and subsequently emerged from bankruptcy on April 13, 2016 and (3) the pending acquisition of the Company by American Midstream Partners, LP), which is incorporated herein by reference. Such financial statements have been so incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of SXE, incorporated in this prospectus by reference from SXE’s Annual Report on Form 10-K for the year ended December 31, 2016 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to SXE obtaining a commitment from Southcross Holdings LP to assist SXE in maintaining compliance with the terms of its debt covenants), which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution.

The following sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions.

SEC Registration Fee		$249,000
Legal Fees and Expenses	$	*
Accountants’ Fees and Expenses	$	*
Transfer Agent and Registrar’s Fees and Expenses	$	*
Printing and Engraving Expenses	$	*
Miscellaneous	$	*

TOTAL		$249,000

*	These fees are calculated based on the number of issuances and amount of securities to be offered, and accordingly cannot be estimated at this time.

ITEM 15.	Indemnification of Directors and Officers.

Section 7.7(a) of the AMID Partnership Agreement, provides that American Midstream Partners, LP (“AMID”) will, to the fullest extent permitted by law but subject to the limitations expressly provided in the AMID Partnership Agreement, indemnify and hold harmless the following persons (together, the “Indemnitees”) from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee and acting (or refraining to act) in such capacity:

•	American Midstream GP, LLC (“AMID GP”);

•	any departing general partner of AMID;

•	any person who is or was an affiliate of AMID GP or any departing general partner of AMID;

•	any person who is or was a manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of AMID, AMID GP, any departing general partner of AMID, any person who is or was an affiliate of AMID GP or any departing general partner of AMID;

•	any person who is or was serving at the request of AMID GP, any departing general partner of AMID and any person who is or was an affiliate of AMID GP or any departing general partner of AMID as a manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of another person owing a fiduciary duty to AMID or any of its subsidiaries; provided that a person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services;

•	any person who controls AMID GP any departing general partner of AMID; and

•	any person AMID GP designates as an Indemnitee for purposes of the AMID Partnership Agreement.

provided, that the Indemnitee shall not be indemnified and held harmless pursuant to the AMID Partnership Agreement if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to the AMID Partnership Agreement, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful. Any indemnification pursuant to Section 7.7 of the AMID Partnership Agreement shall be made only out of the assets of the AMID, it being agreed that the AMID GP shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to AMID to enable it to effectuate such indemnification.

Section 7.7(b) of the AMID Partnership Agreement states that to the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.7(a) of the AMID Partnership Agreement in appearing at, participating in or defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by AMID prior to a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification, the Indemnitee is not entitled to be indemnified upon receipt by the AMID of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be ultimately determined that the Indemnitee is not entitled to be indemnified as authorized by this Section 7.7 of the AMID Partnership Agreement.

Section 7.7(d) of the AMID Partnership Agreement states that AMID may purchase and maintain insurance (or reimburse AMID GP or affiliates for the cost of), on behalf of AMID GP, its affiliates, the Indemnitees and such other persons as AMID GP shall determine, against any liability that may be asserted against, or expense that may be incurred by, such person in connection with AMID’s activities or such person’s activities on behalf of AMID, regardless of whether AMID would have the power to indemnify such person against such liability under the provisions of the AMID Partnership Agreement

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that, subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a Delaware limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

ITEM 16.	Exhibits.

(a)	The following is a list of exhibits filed as part of this registration statement.

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

3.1	Certificate of Limited Partnership of American Midstream Partners, LP (filed as Exhibit 3.1 to the Registration Statement on Form S-1 (Commission File No. 333-173191) filed on March 31, 2011).

3.2	Fifth Amended and Restated Agreement of Limited Partnership of American Midstream Partners, LP, dated April 25, 2016 (filed as Exhibit 3.1 to the Current Report on Form 8-K (Commission File No. 001-35257) filed on April 29, 2016).

3.3	Amendment No. 1 to Fifth Amended and Restated Agreement of Limited Partnership of American Midstream Partners, LP, effective May 1, 2016 (filed as Exhibit 3.1 to the Current Report on Form 8-K (Commission File No. 001-35257) filed on June 22, 2016).

Exhibit No.	Description

3.4	Amendment No. 2 to Fifth Amended and Restated Agreement of Limited Partnership of American Midstream Partners, LP, dated October 31, 2016 (filed as Exhibit 3.1 to the Current Report on Form 8-K (Commission File No. 001-35257) filed on November 4, 2016).

3.5	Amendment No. 3 to Fifth Amended and Restated Agreement of Limited Partnership of American Midstream Partners, LP, dated March 8, 2017 (filed as Exhibit 3.1 to the Current Report on Form 8-K (Commission File No. 001-35257) filed on March 8, 2017).

3.6	Composite Agreement of Limited Partnership of American Midstream Partners, LP (filed as Exhibit 3.19 to the Annual Report on Form 10-K (Commission File No. 001-35257) filed on March 28, 2017).

3.7	Amendment No. 4 to Fifth Amended and Restated Agreement of Limited Partnership of American Midstream Partners, LP, dated May 25, 2017 (filed as Exhibit 3.1 to the Current Report on Form 8-K (Commission File No. 001-35257) filed on May 31, 2017).

3.8	Amendment No. 5 to Fifth Amended and Restated Agreement of Limited Partnership of American Midstream Partners, LP, dated June 30, 2017 (filed as Exhibit 3.1 to the Current Report on Form 8-K (Commission File No. 001-35257) filed on July 14, 2017).

3.9	Amendment No. 6 to Fifth Amended and Restated Agreement of Limited Partnership of American Midstream Partners, LP, dated September 7, 2017 (filed as Exhibit 3.1 to the Current Report on Form 8-K (Commission File No. 001-35257) filed on September 11, 2017).

3.10	Amendment No. 7 to Fifth Amended and Restated Agreement of Limited Partnership of American Midstream Partners, LP, dated October 26, 2017 (filed as Exhibit 3.1 to the Current Report on Form 8-K (Commission File No. 001-35257) filed on October 30, 2017).

3.11	Amendment No. 8 to Fifth Amended and Restated Agreement of Limited Partnership of American Midstream Partners, LP, dated January 25, 2018 (filed as Exhibit 3.1 to the Current Report on Form 8-K (Commission File No. 001-35257) filed on January 31, 2018).

3.12	Certificate of Formation of American Midstream GP, LLC (filed as Exhibit 3.4 to the Registration Statement on Form S-1 (Commission File No. 333-173191) filed on March 31, 2011).

3.13	Fourth Amended and Restated Limited Liability Company Agreement of American Midstream GP, LLC (filed as Exhibit 3.1 to the Current Report on Form 8-K (Commission File No. 001-35257) filed on August 15, 2017).

5.1**	Opinion of Gibson, Dunn & Crutcher LLP, as to the legality of the securities being registered.

8.1**	Form of Opinion of Gibson, Dunn & Crutcher LLP, relating to tax matters.

12.1**	Statement of Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Unit Distributions.

23.1**	Consent of Independent Registered Public Accounting Firm—PricewaterhouseCoopers LLP.

23.2**	Consent of Independent Registered Public Accounting Firm—BDO USA, LLP.

23.3**	Consent of Independent Registered Public Accounting Firm—BDO USA, LLP.

23.4**	Consent of Independent Registered Public Accounting Firm—BDO USA, LLP.

23.5**	Consent of Independent Registered Public Accounting Firm—PricewaterhouseCoopers LLP.

23.6**	Consent of Independent Auditors—Ernst & Young LLP.

23.7**	Consent of Independent Auditors—Deloitte & Touche LLP.

23.8**	Consent of Independent Auditors—Ernst & Young LLP.

Exhibit No.	Description

23.9**	Consent of Independent Registered Public Accounting Firm—PricewaterhouseCoopers LLP.

23.10**	Consent of Independent Auditors—Ernst & Young LLP.

23.11**	Consent of Independent Auditors—BDO USA, LLP.

23.12**	Consent of Independent Auditors—Ernst & Young LLP.

23.13**	Consent of Independent Auditors—Deloitte & Touche LLP.

23.14**	Consent of Independent Registered Public Accounting Firm—Deloitte & Touche LLP.

23.15**	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibits 5.1 and 8.1).

24.1**	Powers of Attorney (included in the signature pages to this registration statement).

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K in connection with a specific offering and incorporated herein by reference.
**	Filed herewith.

(b)	Financial Statement Schedules.

Not Applicable.

ITEM 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by such undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 31, 2018.

AMERICAN MIDSTREAM PARTNERS, LP

By: AMERICAN MIDSTREAM GP, LLC, its general partner

By:	/s/ Eric T. Kalamaras
Eric T. Kalamaras
Chief Financial Officer and officer duly authorized to sign on behalf of the registrant

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Lynn, L. Bourdon, Eric T. Kalamaras and Christopher B. Dial and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the indicated capacities, which are with American Midstream GP, LLC, the general partner of American Midstream Partners, LP, on January 31, 2018.

Signature	Title

/s/ Lynn L. Bourdon III Lynn L. Bourdon III	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

/s/ Eric T. Kalamaras Eric T. Kalamaras	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Michael Croney Michael Croney	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)

/s/ Stephen W. Bergstrom Stephen W. Bergstrom	Director

/s/ John F. Erhard John F. Erhard	Director

/s/ Peter A. Fasullo Peter A. Fasullo	Director

Signature	Title
/s/ Donald R. Kendall, Jr. Donald R. Kendall, Jr.	Director

/s/ Daniel R. Revers Daniel R. Revers	Director

/s/ Joseph W. Sutton Joseph W. Sutton	Director

/s/ Lucius H. Taylor Lucius H. Taylor	Director

/s/ Gerald A. Tywoniuk Gerald A. Tywoniuk	Director